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As filed with the Securities and Exchange Commission on October 4, 2011

Registration No. 333-174988

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 3
to

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NISKA GAS STORAGE PARTNERS LLC
NISKA GAS STORAGE US, LLC
NISKA GAS STORAGE US FINANCE CORP.
NISKA GAS STORAGE CANADA ULC
NISKA GAS STORAGE CANADA FINANCE CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	4922	27-1855740
Delaware	4922	98-0523179
Delaware	4922	27-2014997
Alberta	4922	N/A
Alberta	4922	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1001 Fannin Street, Suite 2500
Houston, TX 77002
281-404-1890
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Jason A. Dubchak
1001 Fannin Street, Suite 2500
Houston, TX 77002
281-404-1890
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Mike Rosenwasser
E. Ramey Layne
Vinson & Elkins L.L.P.
666 Fifth Avenue, 26th Floor
New York, New York 10103
(212) 237-0000
(212) 237-0100 (fax)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined by market conditions and other factors.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicated by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☒ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

        Each registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) of the Securities Act, may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

        The following are additional registrants that may guarantee the debt securities registered hereby:

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Access Gas Services (Ontario) Inc.	Ontario	N/A
Access Gas Services Inc.	British Columbia	N/A
AECO Gas Storage Partnership	Alberta	N/A
Enerstream Agency Services Inc.	Ontario	N/A
Niska Gas Storage Canada, L.P.	Delaware	N/A
Niska Gas Storage Operations LLC	Delaware	27-2776914
Niska Gas Storage LLC	Delaware	20-4936889
Niska Gas Transport Inc.	Delaware	27-0838117
Niska GP Alberta ULC	Alberta	N/A
Niska GP ULC	Alberta	N/A
Niska GS Holdings I, L.P.	Delaware	20-4742739
Niska GS Holdings II, L.P.	Delaware	20-4742885
Niska Holdco ULC	Alberta	N/A
Niska Partners Coöperatief U.A.	Netherlands	N/A
Niska Partners Management ULC	Alberta	N/A
Niska US GP LLC	Delaware	27-2776858
Salt Plains Storage, LLC	Delaware	20-4937080
Wild Goose Storage, LLC	Delaware	20-8050055

(1)
The address for the additional registrant guarantors is 1001 Fannin Street, Suite 2500, Houston, TX 77002, and the telephone number for the registrant guarantors is (281) 404-1890. The Primary Industrial Classification Code for the registrant guarantors is 4922.

The information in this prospectus is not complete and may be changed. Securities may not be sold pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated October 4, 2011

PROSPECTUS

Niska Gas Storage Partners LLC
Niska Gas Storage US, LLC
Niska Gas Storage US Finance Corp.
Niska Gas Storage Canada ULC
Niska Gas Storage Canada Finance Corp.

Common Units Representing Limited Liability Company Interests
Debt Securities
Guarantees
Units

         We may from time to time, in one or more offerings, offer and sell common units representing limited liability company interests in Niska Gas Storage Partners LLC, the debt securities described in this prospectus and units which may consist of any combination of debt securities and/or common units. The debt securities may be issued or co-issued by Niska Gas Storage Partners LLC, Niska Gas Storage US, LLC, Niska Gas Storage US Finance Corp., Niska Gas Storage Canada ULC or Niska Gas Storage Canada Finance Corp., or any combination thereof, and may be guaranteed by us or one or more of our subsidiaries. We refer to the common units, the debt securities and the units collectively as the "securities." The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $1,250,000,000.

         The selling unitholder named in this prospectus may from time to time, in one or more offerings, offer and sell up to 16,304,745 common units. These common units were obtained by the selling unitholder in connection with our initial public. We will not receive any proceeds from the sale of these common units by the selling unitholder. For a more detailed discussion of the selling unitholder, please read "Selling Unitholder."

         We or the selling unitholder may offer and sell these securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of these securities and the general manner in which we or the selling unitholder will offer the securities. The specific terms of any securities we or the selling unitholder offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we or the selling unitholder will offer the securities and also may add, update or change information contained in this prospectus. The selling unitholder, as an affiliate of ours, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and, as a result, may be deemed to be offering securities, indirectly, on our behalf. We will not receive any of the proceeds from the sale of common units by the selling unitholder.

         Our common units are traded on the New York Stock Exchange, or the NYSE, under the symbol "NKA." We will provide information in the related prospectus supplement for the trading market, if any, for any securities that may be offered.

         Investing in our securities involves a high degree of risk. You should carefully consider the risks relating to investing in our securities and each of the other risk factors described under "Risk Factors" on page 3 of this prospectus before you make an investment in our securities.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS            , 2011

        In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference in this prospectus. We have not authorized anyone else to give you different information. We are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the Securities and Exchange Commission, or the SEC, incorporated by reference in this prospectus.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may over time, in one or more offerings, offer and sell up to $1,250,000,000 in total aggregate offering price of any combination of the securities described in this prospectus. In addition, the selling unitholder may over time, in one or more offerings, offer and sell up to 16,304,745 of our common units.

        This prospectus provides you with a general description of Niska Gas Storage Partners LLC and the securities that are registered hereunder that may be offered by us or the selling unitholder. Each time we sell any securities offered by this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. Because the selling unitholder may be deemed to be "underwriter" under the Securities Act, each time the selling unitholder sells any common units offered by this prospectus, the selling unitholder is required to provide you with this prospectus and the related prospectus supplement containing specific information about the selling unitholder and the terms of the common units being offered in the manner required by the Securities Act. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

        The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Before you invest in our securities, you should carefully read this prospectus, including the "Risk Factors," any prospectus supplement, the information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading "Where You Can Find More Information" in both this prospectus and any prospectus supplement), and any additional information you may need to make your investment decision.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, NE, Room 1580 Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on their public reference room. Our SEC filings are also available at the SEC's web site at http://www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, or on our website at http://www.niskapartners.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.

INFORMATION WE INCORPORATE BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

        The documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act (excluding those furnished to the SEC on Form 8-K), are incorporated by reference in this prospectus.

  •
  Annual Report on Form 10-K for the year ended March 31, 2011.

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  Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

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  Current Reports on Form 8-K filed May 16, 2011, June 10, 2011 and August 24, 2011.

  •
  The description of our common units contained in the Registration Statement on Form 8-A, filed May 5, 2010.

        In addition, all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding those furnished to the SEC on Form 8-K) after the date of the initial Registration Statement and prior to the effectiveness of the Registration Statement shall be deemed to be incorporated by reference in this prospectus. You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address:

    Niska Gas Storage Partners LLC
    Attn: Investor Relations
    1001 Fannin Street, Suite 2500
    Houston, Texas 77002
    281-404-1890

        You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with any information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than its respective date.

FORWARD-LOOKING STATEMENTS

        All statements included or incorporated by reference in this prospectus or in any accompanying prospectus supplement, other than statements of historical fact, are forward-looking statements, including but not limited to statements identified by the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will," "plan," and "forecast," as well as similar expressions. The absence of these words, however, does not mean that the statements are not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to general views about future operating results—are forward-looking statements. These statements reflect our current views with respect to future events, based on what we believe are reasonable assumptions. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Certain factors could cause actual results to differ materially from results anticipated in the forward-looking statements. These factors include, but are not limited to:

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  changes in general economic conditions;

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  competitive conditions in our industry;

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  actions taken by third-party operators, processors and transporters;

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  changes in the availability and cost of capital;

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  operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control;

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  the effects of existing and future laws and governmental regulations;

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  the effects of future litigation; and

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  other factors and uncertainties inherent in the development and operation of natural gas storage facilities.

        Other factors described herein or incorporated by reference, or factors that are unknown or unpredictable, could also have a material adverse effect on future results. Please read "Risk Factors" on page 3 of this prospectus and Item 1A. "Risk Factors" in our Annual Report on Form 10-K for the year ended March 31, 2011, which is incorporated into this prospectus by reference. Except as required by applicable securities laws, we do not intend to update these forward-looking statements and information.

WHO WE ARE

        In this prospectus, references to "Niska US" refer to Niska Gas Storage US, LLC, references to "US Finco" refer to Niska Gas Storage US Finance Corp., references to "Niska Canada" refer to Niska Gas Storage Canada ULC and references to "Canada Finco" refer to Niska Gas Storage Canada Finance Corp. In this prospectus, Niska US and US Finco are each referred to as a "US Issuer" and are collectively referred to as the "US Issuers." Niska Canada and Canada Finco are each referred to as a "Canadian Issuer" and are collectively referred to as the "Canadian Issuers." Unless the context clearly indicates otherwise, references in this prospectus to "Niska Predecessor," "Niska," "we," "our," "us" or similar terms when used in a historical context, with respect to dates prior to May 17, 2010, refer to Niska GS Holdings I, L.P. and Niska GS Holdings II, L.P., which were formed to own and operate natural gas storage assets and, together with the Issuers, were contributed to Niska Gas Storage Partners LLC in connection with its initial public offering, which was completed on May 17, 2010, or the IPO, and when used in the present tense or prospectively, or in an historical context with respect to dates on and after May 17, 2010, those terms refer to Niska Gas Storage Partners LLC and, unless the context indicates otherwise, its subsidiaries. References to the "manager" refer to Niska Gas Storage Management LLC. References to the "Carlyle/Riverstone Funds" refer to Carlyle/Riverstone Global Energy and Power Fund II, L.P. and Carlyle/Riverstone Global Energy Power Fund III, L.P. and affiliated entities, collectively. Unless otherwise indicated, all references to "dollars" and "$" in this document are to U.S. dollars and amounts are presented in U.S. dollars. The US Issuers and the Canadian Issuers are wholly-owned subsidiaries of Niska.

General

        We are a Delaware limited liability company that was formed on January 27, 2010, to acquire Niska Predecessor and to own and operate natural gas storage assets. Our assets are located in key North American natural gas producing and consuming regions and are connected at strategic points on the gas transmission network, providing access to multiple end-use markets. Our locations provide us and our customers with substantial liquidity, meaning access to multiple counterparties for transactions to buy and sell gas. Because the supply of natural gas remains relatively stable over the course of a year compared to the demand for natural gas, which fluctuates seasonally, natural gas storage facilities are needed to reallocate excess gas supply from periods of low demand to periods of high demand. We capitalize on the imbalance between supply of and demand for natural gas by providing our customers and ourselves with the ability to store gas for resale or use in a higher value period. Our natural gas storage facilities allow us to offer our customers "multi-cycle" gas contracts, which permit them to inject and withdraw their natural gas multiple times in one year, providing more flexibility to capture market opportunities.

Organizational History, Limited Liability Company Structure and Management

        We completed our IPO of our common units on May 17, 2010. In connection with our IPO, Niska Sponsor Holdings Coöperatief U.A., or Holdco, obtained 16,304,745 of our common units, and 33,804,745 of our subordinated units, all of our incentive distribution rights and all of the ownership interests in our manager. On August 24, 2011 we issued and sold 687,500 of our common units to Holdco in a private placement transaction exempt from the registration requirements of the Securities Act under Section 4(2) thereof. Over 95% of the equity in Holdco is owned by the Carlyle/Riverstone Funds, with the balance owned by our current and former officers and employees.

        Our manager, has a 1.98% managing member interest in us. Our manager has sole responsibility for conducting our business and for managing our operations. Pursuant to our First Amended and Restated Operating Agreement, or our operating agreement, our manager has delegated the power to conduct our business and manage our operations to our board of directors, all of the members of which are appointed by our manager. References to our board refer to the board of directors of Niska

Gas Storage Partners LLC as long as the delegation is in effect (or to the board of directors of our manager if such delegation is not in effect). Our board directs the management of our business.

        Our principal executive offices are located at 1001 Fannin Street, Suite 2500, Houston, TX 77002, and our telephone number is 281-404-1890. Our website is http://www.niskapartners.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

 RISK FACTORS

        An investment in our securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference into this prospectus and any prospectus supplement, including those in Item 1A "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2011, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, in evaluating an investment in the securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented:

	Niska Predecessor				Niska
	Period from May 12, 2006 to March 31, 2007(1)	Year Ended March 31,
					Year Ended March 31, 2011(2)	Three Months Ended June 30, 2011
		2008	2009	2010
Ratio of earnings to fixed charges	1.7x	1.6x	2.8x	4.1x	1.3x	—	(3)
Dollar amount (in thousands) of deficiency in earnings to fixed charges	—	—	—	—	—	$1,702

(1)
Period data includes Wild Goose Storage, LLC from November 16, 2006 to March 31, 2007.

(2)
Represents data from Niska Predecessor for the period from April 1, 2010 to May 16, 2010 and data from Niska for the period from May 17, 2010 to March 31, 2011.

(3)
Ratio of earnings to fixed charges for this period was less than 1.0x.

 USE OF PROCEEDS

        Except as otherwise provided in an applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general company purposes, including repayment of debt, acquisitions, capital expenditures and additions to working capital.

        The actual application of proceeds we receive from any particular primary offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

        We will not receive any of the proceeds from the sale of common units by the selling unitholder.

 DESCRIPTION OF THE COMMON UNITS

The Common Units

        The common units are non-managing membership interests in us. The holders of common units are entitled to participate in company distributions and exercise the rights and privileges available to members under our operating agreement. For a description of the relative rights and privileges of holders of common units and our other equity interests in and to company distributions, see this section and "How We Make Cash Distributions."

Transfer Agent and Registrar

  Duties

        American Stock Transfer & Trust Company, LLC serves as registrar and transfer agent for the common units. We will pay all fees charged by the transfer agent for transfers of common units except the following, which must be paid by unitholders:

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  surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

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  special charges for services requested by a common unitholder; and

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  other similar fees or charges.

        There will be no charge to unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

  Resignation or Removal

        The transfer agent may resign by notice to us or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor is appointed, our manager may act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

        By transfer of common units in accordance with our operating agreement, each transferee of common units will be admitted as a non-managing member with respect to the common units transferred when such transfer and admission is reflected in our books and records. Each transferee:

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  represents that the transferee has the capacity, power and authority to become bound by our operating agreement;

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  automatically becomes bound by the terms and conditions of our operating agreement; and

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  gives the consents, waivers and approvals contained in our operating agreement.

        Any transfers will be recorded on our books and records no less frequently than quarterly.

        We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        Common units are securities and any transfers are subject to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a non-managing member for the transferred common units.

        Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Capital Contributions

        Unitholders are not obligated to make additional capital contributions, except as described below under "The Operating Agreement—Limited Liability."

        For a discussion of our manager's right to contribute capital to maintain its 1.98% managing member interest if we issue additional units, see "The Operating Agreement—Issuance of Additional Membership Interests."

Status as Member

        By transfer of common units in accordance with our operating agreement, each transferee of common units will be admitted as a member with respect to the common units transferred when such transfer and admission is reflected in our books and records. Except as described under "The Operating Agreement—Limited Liability," the common units will be fully paid, and unitholders will not be required to make additional contributions.

Number of Common and Subordinated Units

        As of October 3, 2011, we had outstanding 34,492,245 common units and 33,804,745 subordinated units. There is currently no established public trading market for our subordinated units.

THE OPERATING AGREEMENT

        The following is a summary of the material provisions of our operating agreement. We will provide prospective investors with a copy of our operating agreement upon request at no charge.

        We summarize the following provisions of our operating agreement elsewhere in this prospectus:

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  with regard to distributions of cash, see "How We Make Cash Distributions;"

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  with regard to the fiduciary duties of our manager, see "Conflicts of Interest and Fiduciary Duties;"

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  with regard to the transfer of common units, see "Description of the Common Units—Transfer of Common Units;" and

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  with regard to allocations of taxable income and taxable loss for U.S. federal income tax purposes, see "Material U.S. Tax Consequences to Unitholders."

Organization and Duration

        We were organized on January 27, 2010 and will have a perpetual existence unless terminated pursuant to the terms of our operating agreement.

Purpose

        Our purpose under our operating agreement is limited to any business activity that is approved by our manager and that lawfully may be conducted by a limited liability company organized under Delaware law; provided that without the approval of unitholders holding at least 90% of the outstanding units (including units held by our manager and its affiliates) voting as a single class, our manager may not cause us to take any action that it determines would be reasonably likely to cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes.

        Although our manager has the ability to cause us and our subsidiaries to engage in activities other than those related to the business of storing natural gas, our board may decline to do so free of any fiduciary duty or obligation whatsoever to us or the members other than the manager, including any duty to act in good faith or in the best interests of us or the members. Our board is authorized in general to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Management

        Our manager has delegated the power to conduct our business and manage our operations to our board of directors, all of the members of which are appointed by our manager. References to our board refer to the board of directors of Niska Gas Storage Partners LLC as long as the delegation is in effect (or to the board of directors of our manager if such delegation is not in effect). Our board will direct the management of our business.

Votes Required For Certain Matters

        The following is a summary of the unitholder vote required for the matters specified below. Matters requiring the approval of a "unit majority" require:

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  during the subordination period, the approval of a majority of the common units, excluding those common units held by our manager and its affiliates, and a majority of the subordinated units, voting as separate classes; and

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  after the subordination period, the approval of a majority of the common units.

        In voting their common and subordinated units, our manager and its affiliates will have no fiduciary duty or obligation whatsoever to us or the members, including any duty to act in good faith or in the best interests of us or the members.

        The incentive distribution rights may be entitled to vote in certain circumstances. See "—Voting Rights of Incentive Distribution Rights."

Issuance of additional units	No approval right.
Amendment of our operating agreement	Certain amendments may be made by our board without the approval of the unitholders. Other amendments generally require the approval of a unit majority. See "—Amendment of Our Operating Agreement."
Merger of our company or the sale of all or substantially all of our assets	Unit majority in certain circumstances. See "—Merger, Sale or Other Disposition of Assets."
Dissolution of our company	Unit majority. See "—Termination and Dissolution."
Continuation of our business upon dissolution	Unit majority. See "—Termination and Dissolution."
Withdrawal of our manager

Under most circumstances, the approval of a majority of the common units, excluding common units held by our manager and its affiliates, is required for the withdrawal of our manager prior to March 31, 2020 in a manner that would cause a dissolution of our company. See "—Withdrawal or Removal of Our Manager."

Removal of our manager	Not less than 66 2/3% of the outstanding units, voting as a single class, including units held by our manager and its affiliates. See "—Withdrawal or Removal of Our Manager."
Transfer of the managing member interest

Our manager may transfer all, but not less than all, of its managing member interest without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to, such person. The approval of a majority of the common units, excluding common units held by our manager and its affiliates, is required in other circumstances for a transfer of the managing member interest to a third-party prior to March 31, 2020. See "—Transfer of Managing Member Interest."

Transfer of incentive distribution rights	No approval right.
Transfer of ownership interests in our manager	No approval right. See "—Transfer of Ownership Interests in Our Manager."

        If any person or group other than our manager and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our manager or its affiliates and any transferees of that person or group approved by our manager or to any person or group who acquires the units with the specific prior approval of our board.

Applicable Law; Forum, Venue and Jurisdiction

        Our operating agreement is governed by Delaware law. Our operating agreement requires that any claims, suits, actions or proceedings:

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  arising out of or relating in any way to the operating agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of the operating agreement or the duties, obligations or liabilities among members or of members to us, or the rights or powers of, or restrictions on, the members or the company),

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  brought in a derivative manner on our behalf,

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  asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of us or our manager, or owed by our manager, to us or the members,

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  asserting a claim arising pursuant to any provision of the Delaware Limited Liability Company Act, or

  •
  asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware, regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims. By purchasing a common unit, you are irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claims, suits, actions or proceedings.

Limited Liability

        Under the Delaware Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the limited liability company, other than liabilities to members on account of their membership interests and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the limited liability company. For the purpose of determining the fair value of the assets of a limited liability company, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited liability company only to the extent that the fair value of that property exceeds the non-recourse liability. The Delaware Act provides that a member who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited liability company for the amount of the distribution for three years.

        Our subsidiaries conduct business in three states and in Canada and we may have subsidiaries that conduct business in other states or countries in the future. Maintenance of our limited liability as owner of our operating subsidiaries may require compliance with legal requirements in the jurisdictions in which the operating subsidiaries conduct business, including qualifying our subsidiaries to do business there. We have attempted to limit our liability for the obligations of our operating subsidiaries by structuring them as limited liability companies or limited partnerships.

        Limitations on the liability of members or partners for the obligations of a limited liability company or limited partnership have not been clearly established in many jurisdictions. If, by virtue of our equity interests in our subsidiaries or otherwise, it were determined that we were conducting business in any jurisdiction without compliance with the applicable limited liability company, partnership or similar statute, or that the right or exercise of the right by the members as a group to remove or replace the manager, to approve some amendments to our operating agreement, or to take other action under our operating agreement constituted "participation in the control" of our business for purposes of the statutes of any relevant jurisdiction, then the members could be held personally liable for our obligations under the law of that jurisdiction. We will operate in a manner that the board considers reasonable and necessary or appropriate to preserve the limited liability of the members.

Issuance of Additional Membership Interests

        Our operating agreement authorizes us to issue an unlimited number of additional membership interests for the consideration and on the terms and conditions determined by our board without the approval of the unitholders.

        It is possible that we will fund acquisitions through the issuance of additional common units, subordinated units or other membership interests. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions. In addition, the issuance of additional common units or other membership interests may dilute the value of the interests of the then-existing holders of common units in our net assets.

        In accordance with Delaware law and the provisions of our operating agreement, we may also issue additional membership interests that, as determined by our board, may have special voting rights to which the common units are not entitled. In addition, our operating agreement does not prohibit the issuance by our subsidiaries of equity interests that may effectively rank senior to the common units.

        Upon issuance of additional membership interests (other than the issuance of common units upon conversion of the subordinated units), our manager will be entitled, but not required, to make additional capital contributions to the extent necessary to maintain its 1.98% managing member interest in us. Our manager's 1.98% interest in us will be reduced if we issue additional units in the future and our manager does not contribute a proportionate amount of capital to us to maintain its 1.98% managing member interest. Moreover, our manager will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units, subordinated units or other membership interests whenever, and on the same terms that, we issue membership interests to persons other than our manager and its affiliates, to the extent necessary to maintain the percentage interest of the manager and its affiliates, including such interest represented by common units and subordinated units, that existed immediately prior to each issuance. The holders of common units will not have preemptive rights under our operating agreement to acquire additional common units or other membership interests.

Amendment of Our Operating Agreement

  General

        Amendments to our operating agreement may be proposed only by our board. However, our board will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the members other than our manager, including any duty to act in good faith or in the best interests of us or the members other than our manager. In order to adopt a proposed amendment, other than the amendments discussed below under "—No Unitholder Approval," our board is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the members to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

  Prohibited Amendments

        No amendment may be made that would:

  •
  enlarge the obligations of any non-managing member without its consent, unless approved by at least a majority of the type or class of non-managing membership interests so affected; or

  •
  enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our manager or any of its affiliates without the consent of our manager, which consent may be given or withheld in its sole discretion.

        The provision of our operating agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding units voting together as a single class (including units owned by our manager and its affiliates).

  No Unitholder Approval

        Our board may generally make amendments to our operating agreement without the approval of any member to reflect:

  •
  a change in our name, the location of our principal place of business, our registered agent or our registered office;

  •
  the admission, substitution, withdrawal or removal of members in accordance with our operating agreement;

  •
  a change that our board determines to be necessary or appropriate to qualify or continue our qualification as a limited liability company or other entity in which the members have limited liability under the laws of any state or to ensure that neither we nor any of our subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed);

  •
  an amendment that is necessary, in the opinion of our counsel, to prevent us or our manager or its directors, officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

  •
  an amendment that our board determines to be necessary or appropriate for the creation, authorization or issuance of additional membership interests or rights to acquire membership interests;

  •
  any amendment expressly permitted in our operating agreement to be made by our manager acting alone;

  •
  an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our operating agreement;

  •
  any amendment that our manager determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our operating agreement;

  •
  a change in our fiscal year or taxable year and related changes;

  •
  mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger or conveyance other than those it receives by way of the merger or conveyance; or

  •
  any other amendments substantially similar to any of the matters described above.

        In addition, our board may make amendments to our operating agreement without the approval of any member if our board determines that those amendments:

  •
  do not adversely affect in any material respect the non-managing members considered as a whole or any particular class of non-managing members;

  •
  are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

  •
  are necessary or appropriate to facilitate the trading of membership interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which membership interests are or will be listed for trading;

  •
  are necessary or appropriate for any action taken by our board relating to splits or combinations of units under the provisions of our operating agreement; or

  •
  are required to affect the intent expressed in the prospectus relating to our IPO or the intent of the provisions of our operating agreement or are otherwise contemplated by our operating agreement.

  Opinion of Counsel and Unitholder Approval

        For amendments of the type not requiring unitholder approval, our board will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the members or result in our being treated as an entity for U.S. federal income tax purposes in connection with any of the amendments. No other amendments to our operating agreement will become effective without the approval of holders of at least 90% of the outstanding units voting as a single class unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under Delaware law of any of our members.

        Any amendment that our board determines adversely affects in any material respect one or more particular classes of members will require the approval of at least a majority of the class or classes so affected, but no vote will be required by any class or classes of members that our manager determines are not adversely affected in any material respect.

        Any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that would reduce the percentage of units required to take any action, other than to remove the manager or call a meeting of unitholders, must be approved by the affirmative vote of members whose aggregate outstanding units constitute not less than the percentage sought to be reduced. Any amendment that would increase the percentage of units required to remove the manager or call a meeting of unitholders must be approved by the affirmative vote of members whose aggregate outstanding units constitute not less than the percentage sought to be increased.

Merger, Sale or Other Disposition of Assets

        A merger or consolidation of the company requires the prior consent of our manager. However, our manager will have no duty or obligation to consent to any merger or consolidation and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the other members, including any duty to act in good faith or in the best interest of us or the other members.

        In addition, our operating agreement generally prohibits our board without the prior approval of the holders of a unit majority, from causing us to sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions. Our manager may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without that approval. Our manager may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without that approval. Finally, our manager may consummate any merger without the prior approval of our unitholders if we are the surviving entity in the transaction, our manager has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in a material amendment to our operating agreement (other than an amendment that the manager could adopt without the consent of other members), each of our units will be an identical unit of our company following the transaction, and the membership interests to be issued do not exceed 20% of our outstanding membership interests (other than incentive distribution rights) immediately prior to the transaction.

        If the conditions specified in our operating agreement are satisfied, our manager may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, we have received an opinion of counsel regarding limited liability and tax matters, and the governing instruments of the new entity provide the members and the manager with the same rights and obligations as contained in our operating agreement. The unitholders are not entitled to dissenters' rights of appraisal under our operating agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.

Dissolution

        We will continue as a limited liability company until dissolved under our operating agreement. We will dissolve upon:

  •
  the election of our manager to dissolve us, if approved by the holders of units representing a unit majority;

  •
  there being no members, unless we are continued without dissolution in accordance with applicable Delaware law;

  •
  the entry of a decree of judicial dissolution of our company; or

  •
  the withdrawal or removal of our manager or any other event that results in its ceasing to be our manager other than by reason of a transfer of its managing member interest in accordance with our operating agreement or withdrawal or removal following approval and admission of a successor.

        Upon a dissolution under the last clause above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our operating agreement by appointing as a successor manager an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:

  •
  the action would not result in the loss of limited liability under Delaware law of any member; and

  •
  neither our company nor any of our subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for U.S. federal income tax purposes upon the exercise of that right to continue (to the extent not already so treated or taxed).

Liquidation and Distribution of Proceeds

        Upon our dissolution, unless our business is continued, the liquidator authorized to wind up our affairs will, acting with all of the powers of our manager that are necessary or appropriate, liquidate our assets and apply the proceeds of the liquidation as described in "How We Make Cash Distributions—Distributions of Cash Upon Liquidation." The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to members in kind if it determines that a sale would be impractical or would cause undue loss to our members.

Withdrawal or Removal of Our Manager

        Except as described below, our manager has agreed not to withdraw voluntarily as our manager prior to March 31, 2020 without obtaining the approval of the holders of at least a majority of the outstanding common units, excluding common units held by the manager and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after March 31, 2020, our manager may withdraw as manager without first obtaining approval of any unitholder by giving 90 days' written notice, and that withdrawal will not constitute a violation of our operating agreement. Notwithstanding the information above, our manager may withdraw without unitholder approval upon 90 days' notice to the other members if at least 50% of the outstanding common units are held or controlled by one person and its affiliates other than the manager and its affiliates. In addition, our operating agreement permits our manager in some instances to sell or otherwise transfer all of its managing member interest without the approval of the unitholders. See "—Transfer of Managing Member Interest."

        Upon withdrawal of our manager under any circumstances, other than as a result of a transfer by our manager of all or a part of its managing member interest, the holders of a unit majority may select a successor to that withdrawing manager. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree in writing to continue our business and to appoint a successor manager. See "—Termination and Dissolution."

        Our manager may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding units, voting together as a single class, including units held by our manager and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our manager is also subject to the approval of a successor manager by the vote of the holders of a majority of the outstanding common units and subordinated units, voting as separate classes. The ownership of more than 33 1/3% of the outstanding units by our manager and its affiliates gives them the ability to prevent our manager's removal.

        Our operating agreement also provides that if our manager is removed as our manager under circumstances where cause does not exist:

  •
  all subordinated units held by any person who did not, and whose affiliates did not, vote any units in favor of the removal of the manager, will immediately convert into common units on a one-for-one basis; and

  •
  if all subordinated units convert as described in the immediately preceding bullet point, the subordination period will end and any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished.

        In the event of removal of our manager under circumstances where cause exists or withdrawal of our manager where that withdrawal violates our operating agreement, a successor manager will have the option to purchase the managing member interest and incentive distribution rights of the departing manager and its affiliates for a cash payment equal to the fair market value of those interests. Under all other circumstances where our manager withdraws or is removed by the members, the departing manager will have the option to require the successor manager to purchase the managing member interest and incentive distribution rights of the departing manager and its affiliates for fair market value. In each case, this fair market value will be determined by agreement between the departing manager and the successor manager. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing manager and the successor manager (or selected by the experts they select) will determine the fair market value.

        If the option described above is not exercised by either the departing manager or the successor manager, the departing manager's managing member interest and all of its and its affiliates' incentive distribution rights will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

        In addition, we will be required to reimburse the departing manager for all amounts due the departing manager, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing manager or its affiliates for our benefit.

Transfer of Managing Member Interest

        Except for the transfer by our manager of all, but not less than all, of its managing member interest to:

  •
  an affiliate of our manager (other than an individual); or

  •
  another entity as part of the merger or consolidation of our manager with or into another entity or the transfer by our manager of all or substantially all of its assets to another entity,

our manager may not transfer all or any part of its managing member interest to another person prior to March 31, 2020 without the approval of the holders of at least a majority of the outstanding common units, excluding common units held by our manager and its affiliates. As a condition of any transfer, the transferee must, among other things, assume the rights and duties of our manager, agree to be bound by the provisions of our operating agreement and furnish an opinion of counsel regarding limited liability and tax matters.

        Our manager and its affiliates may at any time, transfer units to one or more persons, without unitholder approval, except that they may not transfer subordinated units to us.

Transfer of Ownership Interests in Our Manager

        At any time, the owners of our manager may sell or transfer all or part of their ownership interests in our manager to an affiliate or a third-party without the approval of our unitholders.

Transfer of Subordinated Units and Incentive Distribution Rights

        By transfer of subordinated units or incentive distribution rights in accordance with our operating agreement, each transferee of subordinated units or incentive distribution rights will be admitted as a non-managing member with respect to the subordinated units or incentive distribution rights transferred when such transfer and admission is reflected in our books and records. Each transferee:

  •
  represents that the transferee has the capacity, power and authority to become bound by our operating agreement;

  •
  automatically becomes bound by the terms and conditions of our operating agreement; and

  •
  gives the consents, waivers and approvals contained in our operating agreement, such as the approval of all transactions and agreements we are entering into in connection with our formation and this offering.

        Our board will cause any transfers to be recorded on our books and records no less frequently than quarterly.

        We may, at our discretion, treat the nominee holder of subordinated units or incentive distribution rights as the absolute owner. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        Subordinated units or incentive distribution rights are securities and any transfers are subject to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a non-managing member for the transferred subordinated units or incentive distribution rights.

        Until a subordinated unit or incentive distribution right has been transferred on our books, we and the transfer agent may treat the record holder of the unit or right as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Change of Management Provisions

        Our operating agreement contains specific provisions that are intended to discourage a person or group from attempting to remove our manager or otherwise change our management. See "—Withdrawal or Removal of Our Manager" for a discussion of certain consequences of the removal of our manager. If any person or group other than our manager and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply in certain circumstances. See "—Meetings; Voting."

Limited Call Right

        If at any time our manager and its affiliates own more than 80% of the then-issued and outstanding membership interests of any class, our manager will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the membership interests of that class held by unaffiliated persons, as of a record date to be selected by our manager, on at least 10 but not more than 60 days notice. The purchase price in the event of such an acquisition will be the greater of:

  •
  the highest price paid by our manager or any of its affiliates for any membership interests of the class purchased within the 90 days preceding the date on which our manager first mails notice of its election to purchase those membership interests; and

  •
  the average of the daily closing prices of the membership interests of the class purchased over the 20 trading days preceding the date three days before notice of exercise of the call right is first mailed.

        As a result of our manager's right to purchase common units, a holder of common units may have his units purchased at an undesirable time or at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The U.S. federal income tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market. See "Material U.S. Tax Consequences to Unitholders—Disposition of Common Units."

Meetings; Voting

        Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our members and to act upon matters for which approvals may be solicited.

        We do not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our board or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

        Each record holder of a unit has a vote according to his percentage interest in us, although additional membership interests having special voting rights could be issued. See "—Issuance of Additional Membership Interests." However, if at any time any person or group, other than our manager and its affiliates, or a direct or subsequently approved transferee of our manager or its affiliates and purchasers specifically approved by our board, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise. Except as our operating agreement otherwise provides, subordinated units will vote together with common units as a single class.

        Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under our operating agreement will be delivered to the record holder by us or by the transfer agent.

Voting Rights of Incentive Distribution Rights

        If a majority of the incentive distribution rights are held by our managing member and its affiliates, the holders of the incentive distribution rights will have no right to vote in respect of such rights on any matter, unless otherwise required by law, and the holders of the incentive distribution rights shall be deemed to have approved any matter approved by our managing member.

        If less than a majority of the incentive distribution rights are held by our managing member and its affiliates, the incentive distribution rights will be entitled to vote on all matters submitted to a vote of unitholders, other than amendments and other matters that our managing member determines do not adversely affect the holders of the incentive distribution rights in any material respect. On any matter in which the holders of incentive distribution rights are entitled to vote, such holders will vote together with the subordinated units, prior to the end of the subordination period, or together with the common units, thereafter, in either case as a single class. The relative voting power of the holders of the incentive distribution rights and the subordinated units or common units, depending on which class the holders of incentive distribution rights are voting with, will be set in the same proportion as cumulative cash distributions, if any, in respect of the incentive distribution rights for the four consecutive quarters prior to the record date for the vote bears to the cumulative cash distributions in respect of such class of units for such four quarters.

Non-Citizen Assignees; Redemption

        If our board, with the advice of counsel, determines we are subject to U.S. federal, state or local laws or regulations that, in the reasonable determination of our board, create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship or other related status of any member, then our board may adopt such amendments to our operating agreement as it determines necessary or advisable to:

  •
  obtain proof of the nationality, citizenship or other related status of our member (and their owners, to the extent relevant); and

  •
  permit us to redeem the units held by any person whose nationality, citizenship or other related status creates substantial risk of cancellation or forfeiture of any property or who fails to comply with the procedures instituted by the board to obtain proof of the nationality, citizenship or other related status. The redemption price in the case of such a redemption will be the average of the daily closing prices per unit for the 20 consecutive trading days immediately prior to the date set for redemption.

Non-Taxpaying Assignees; Redemption

        To avoid any adverse effect on the maximum applicable rates chargeable to customers by our subsidiaries, or in order to reverse an adverse determination that has occurred regarding such maximum rate, our operating agreement provides our board the power to amend the agreement. If our board, with the advice of counsel, determines that our not being treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes, coupled with the tax status (or lack of proof thereof) of one or more of our members, has, or is reasonably likely to have, a material adverse effect on the maximum applicable rates chargeable to customers by our current or future subsidiaries, then our board may adopt such amendments to our operating agreement as it determines necessary or advisable to:

  •
  obtain proof of the U.S. federal income tax status of our member (and their owners, to the extent relevant); and

  •
  permit us to redeem the units held by any person whose tax status has or is reasonably likely to have a material adverse effect on the maximum applicable rates or who fails to comply with the procedures instituted by the manager to obtain proof of the U.S. federal income tax status. The redemption price in the case of such a redemption will be the average of the daily closing prices per unit for the 20 consecutive trading days immediately prior to the date set for redemption.

Indemnification

        Under our operating agreement we will indemnify the following persons, in most circumstances, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

  •
  our manager;

  •
  any departing manager;

  •
  any person who is or was a director, officer, fiduciary, trustee, manager or managing member of us or any of our subsidiaries, our manager or any departing manager;

  •
  any person who is or was serving as a director, officer, fiduciary, trustee, manager or managing member of another person owing a fiduciary duty to us or any of our subsidiaries at the request of our manager or any departing manager;

  •
  any person who controls our manager; or

  •
  any person designated by our board.

        Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our manager will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our operating agreement.

Reimbursement of Expenses

        Our operating agreement requires us to reimburse our manager for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our manager in connection with operating our business. These expenses include salary, benefits, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our manager by its affiliates. Our manager is entitled to determine the expenses that are allocable to us.

Books and Reports

        Our manager is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For fiscal reporting purposes, our fiscal year ends March 31. For tax purposes our year ends December 31.

        We will furnish or make available to record holders of common units, within 90 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 45 days after the close of each quarter. We will be deemed to have made any such report available if we file such report with the SEC on EDGAR or make the report available on a publicly available website which we maintain.

        We will furnish each record holder of a unit with information reasonably required for U.S. federal and state tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of members can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his U.S. federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Right to Inspect Our Books and Records

        Our operating agreement provides that a member can, for a purpose reasonably related to his interest as a member, upon reasonable written demand stating the purpose of such demand and at his own expense, have furnished to him:

  •
  a current list of the name and last known address of each member;

  •
  a copy of our tax returns;

  •
  information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each member and the date on which each member became a member;

  •
  copies of our operating agreement, our certificate of formation, related amendments and any powers of attorney under which they have been executed;

  •
  information regarding the status of our business and financial condition; and

  •
  any other information regarding our affairs as is just and reasonable.

        Our manager may, and intends to, keep confidential from the other members, trade secrets or other information the disclosure of which our manager believes in good faith is not in our best interests or that we are required by law or by agreements with third parties to keep confidential.

Registration Rights

        Under our operating agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units, subordinated units or other company securities proposed to be sold by our manager or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of our manager. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

HOW WE MAKE CASH DISTRIBUTIONS

General

  Our Cash Distribution Policy

        Our operating agreement contains a policy pursuant to which we pay regular quarterly cash distributions in an aggregate amount equal to substantially all of our available cash. Under the policy, each quarter our board makes a determination of the amount of cash available for distribution to members. Our board determines cash available for distribution to be an amount equal to all cash on hand at the end of the quarter, less reserves for the prudent conduct of our business (including reserves for capital expenditures, operating expenditures and debt service) or for distributions to members in respect of future quarters. Our board's determination of available cash takes into account the need to maintain certain cash reserves to preserve our distribution levels across seasonal and cyclical fluctuations in our business. Our board may determine to reserve or reinvest excess cash in order to permit gradual or consistent increases in quarterly distributions and may borrow to fund distributions in quarters when we generate less available cash than necessary to sustain or grow our cash distributions per unit.

        Our cash distribution policy reflects a basic judgment that our unitholders will be better served by our distributing our available cash, after expenses and reserves, rather than retaining it. Because we believe we will generally finance any capital investments from external financing sources, including commercial bank borrowings and the issuance of debt and equity interests, we believe that our investors are best served by our distributing all of our available cash. Because we are not subject to entity-level U.S. federal income tax, we will have more cash to distribute to you than would be the case if we were subject to such tax.

  Limitations on Cash Distributions; Ability to Change Our Cash Distribution Policy

        There is no guarantee that unitholders will receive quarterly cash distributions from us. Our distribution policy may be changed at any time and is subject to certain restrictions, including:

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  Our cash distribution policy may be affected by restrictions on distributions under our $400.0 million credit agreement and by the indenture relating to the 8.875% senior notes due 2018 of the US Issuers and the 8.875% senior notes of the Canadian Issuers, or, together, the senior notes, as well as by restrictions in future debt agreements that we enter into in respect of debt securities or otherwise. Specifically, our $400.0 million credit agreement and the indenture governing the senior notes contain financial tests and covenants, commensurate with companies of our credit quality, that we must satisfy. Should we be unable to satisfy these restrictions under our $400.0 million credit agreement or the indenture governing the senior notes or if we are otherwise in default under our $400.0 million credit agreement or the indenture governing the senior notes, we would be prohibited from making cash distributions to you notwithstanding our stated cash distribution policy.

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  Our cash distribution policy may be affected by restrictions on distributions under the senior notes. The indenture governing our senior notes limits our ability to pay distributions in respect of, repurchase or pay dividends on our membership interests (or other capital stock) or make other restricted payments. The limitation changes depending on our fixed charge coverage ratio, which is defined as the ratio of our consolidated cash flow to our fixed charges, each as defined in the indenture governing our senior notes, and measured for the preceding four quarters.

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  Our board's determination of cash available for distribution will take into account reserves for the prudent conduct of our business (including reserves for cash distributions to our members), and the establishment of (or any increase in) those reserves could result in a reduction in cash distributions to our unitholders.

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  Even if our cash distribution policy is not modified or revoked, the amount of distributions we pay under our cash distribution policy and the decision to make any distribution is determined by our board.

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  Because we have a limited history operating with a policy of distributing substantial amounts of cash and have grown rapidly through expansion of our facilities, we have a limited historical basis upon which to rely in our determination as to whether we will have sufficient available cash to pay the minimum quarterly distribution.

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  Under Section 18-607 of the Delaware Act, we may not make a distribution to our unitholders if the distribution would cause our liabilities to exceed the fair value of our assets.

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  We may lack sufficient cash to pay distributions to our unitholders due to cash flow shortfalls attributable to a number of operational, commercial or other factors as well as increases in our operating or general and administrative expenses, principal and interest payments on our outstanding debt, tax expenses, working capital requirements and anticipated cash needs. Our cash available for distribution to unitholders is directly impacted by our cash expenses necessary to run our business, including capital needs to maintain our storage facilities, to finance our proprietary optimization program and to fund the margin requirements of our hedging instruments.

  Our Cash Distribution Policy May Limit Our Ability to Grow

        Because we intend to distribute substantially all of our available cash, our growth may not be as fast as the growth of businesses that reinvest their available cash to expand ongoing operations. Moreover, our future growth may be slower than our historical growth. We expect that we will, in large part, rely upon external financing sources, including bank borrowings and issuances of debt and equity interests, to fund our expansion capital expenditures. To the extent we are unable to finance growth externally, our cash distribution policy could significantly impair our ability to grow.

Distributions of Available Cash

  General

        Set forth below is a summary of the significant provisions of our operating agreement that relate to cash distributions. This summary assumes that we do not issue additional classes of equity interests. Statements of percentages of cash and allocations of gain and loss paid or allocated to our manager and Holdco assume that our manager maintains its 1.98% managing member interest and Holdco does not transfer its incentive distribution rights.

  Intent to Distribute the Minimum Quarterly Distribution

        Within 45 days after the end of each quarter, we expect to make cash distributions to members of record on the applicable record date.

        We will distribute to the holders of common units and subordinated units on a quarterly basis at least the minimum quarterly distribution of $0.35 per unit, or $1.40 per unit per year, to the extent we have sufficient available cash. Our operating agreement permits us to borrow to make distributions, but we are not required to do so. Accordingly, there is no guarantee that we will pay the minimum quarterly distribution on the units in any quarter. Even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution is ultimately determined by our board. We may be prohibited from making any distributions to unitholders by agreements governing our expected and any future indebtedness.

  Managing Member Interest and Incentive Distribution Rights

        As of the date of this prospectus, our manager is entitled to 1.98% of all distributions that we make prior to our liquidation. Our manager has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its current managing member interest. The manager's 1.98% interest in distributions will be reduced if we issue additional units in the future (other than the issuance of common units upon conversion of outstanding subordinated units) and our manager does not contribute a proportionate amount of capital to us to maintain its 1.98% managing member interest.

        Holdco also currently holds incentive distribution rights that entitle it to receive increasing percentages, up to a maximum of 48%, of the cash we distribute from operating surplus (as defined below) in excess of $0.4025 per unit per quarter. The maximum distribution of 48% does not include any distributions that Holdco may receive through the manager or on common or subordinated units that it owns. See "—Incentive Distribution Rights" for additional information.

Operating Surplus and Capital Surplus

  General

        All cash distributed will be characterized as either "operating surplus" or "capital surplus." We distribute cash from operating surplus differently than we would distribute cash from capital surplus. Operating surplus distributions will be made to our unitholders and manager and, if we make quarterly distributions above the first target distribution level described below, the holder of our incentive distribution rights. We do not anticipate that we will make any distributions from capital surplus, but any capital surplus distribution would be made pro rata to our manager and all unitholders, but the holder of the incentive distribution rights would generally not participate in any capital surplus distributions with respect to those rights.

  Operating Surplus

        Operating surplus for any period generally consists of:

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  $50 million (as described below); plus

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  all of our cash receipts after the closing of our IPO, excluding cash from interim capital transactions (as described below) and the termination prior to the stated maturity of derivative contracts hedging our commodity, interest rate, basis or currency risk with an original term of more than one year (provided that cash receipts from such termination shall be included in operating surplus in equal quarterly installments over the remaining scheduled life of such derivative contracts); plus

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  working capital borrowings made after the end of the period but before the date of determination of operating surplus for the period; plus

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  cash distributions paid on equity interests issued by us after our IPO (including incremental distributions on incentive distribution rights) to finance all or a portion of expansion capital expenditures in respect of the period from such financing until the earlier to occur of the date the capital asset commences commercial service or the date it is abandoned or disposed of; plus

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  cash distributions paid on equity interests issued by us after our IPO (including incremental distributions on incentive distribution rights) to pay the construction period interest on debt incurred, or to pay construction period distributions on equity issued, to finance the expansion capital expenditures referred to above; less

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  our operating expenditures (as described below) after the closing of our IPO; less

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  the amount of cash reserves established by our board to provide funds for future operating expenditures.

        Working capital borrowings are borrowings, used solely for working capital purposes, including the purchase of inventory and other current assets or to fund current liabilities, and specifically excluding any borrowings for the purchase of property, plant and equipment, capital improvements, or to pay distributions to members, made in the ordinary course of business pursuant to a credit facility, commercial paper facility or similar financing arrangement; provided that when incurred it is the intent of the borrower to repay such borrowings within twelve months from sources other than additional working capital borrowings.

        The proceeds of working capital borrowings increase operating surplus and repayments of working capital borrowings are generally operating expenditures, as described below, and thus reduce operating surplus when made. However, if a working capital borrowing is not repaid during the twelve-month period following the borrowing, it will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such a working capital borrowing is in fact repaid, it will be excluded from operating expenditures because operating surplus will have been previously reduced by the deemed repayment.

        As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders and is not limited to cash generated by our operations. For example, it includes a basket of $50 million that will enable us, if we choose, to distribute as operating surplus cash we receive in the future from non-operating sources such as asset sales, issuances of membership interests and long-term borrowings that would otherwise be distributed as capital surplus. In addition, the effect of including, as described above, certain cash distributions on equity interests in operating surplus would be to increase operating surplus by the amount of any such cash distributions. As a result, we may also distribute as operating surplus up to the amount of any such cash that we receive from non-operating sources.

        Operating expenditures generally means all of our cash expenditures, including taxes, reimbursement or payments of expenses incurred by our manager or its affiliates on our behalf, interest payments, payments made in the ordinary course of business under derivative contracts hedging our commodity, interest rate, basis or currency risk (provided that (1) with respect to amounts paid in connection with the initial purchase of such a derivative contract with an original term of more than one year, such amounts will be amortized over the life of the applicable derivative contract and (2) payments made in connection with the termination of any such derivative contracts with an original term of more than one year prior to the expiration of its stipulated settlement or termination date will be included in operating expenditures in equal quarterly installments over the remaining scheduled life of such derivative contract), repayments of working capital borrowings and maintenance capital expenditures, provided that operating expenditures will not include:

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  repayments of working capital borrowings, if such working capital borrowings were outstanding for twelve months, not repaid, but deemed repaid, thus decreasing operating surplus at such time;

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  payments (including prepayments) of principal of and premium on indebtedness, other than working capital borrowings;

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  expansion capital expenditures;

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  investment capital expenditures;

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  payment of transaction expenses relating to interim capital transactions (as described below);

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  distributions to our members (including distributions in respect of incentive distribution rights); or

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  repurchases of any equity interest, other than repurchases to satisfy obligations under employee benefit plans.

        Maintenance capital expenditures reduce operating surplus, but expansion capital expenditures and investment capital expenditures do not. Maintenance capital expenditures represent capital expenditures made to replace assets, to maintain the long-term operating capacity of our assets or other capital expenditures that are incurred in maintaining long-term operating capacity of our assets or our operating income. Costs for repairs and minor renewals to maintain facilities in operating condition and that do not extend the useful life of existing assets will be treated as maintenance expenses as we incur them. Examples of maintenance capital expenditures are expenditures required to maintain equipment reliability, plant integrity and safety and to address environmental laws and regulations. Capital expenditures made solely for investment purposes will not be considered maintenance capital expenditures.

        Expansion capital expenditures are capital expenditures made to increase the long-term operating capacity of our assets or our operating income whether through construction or acquisition. Examples of expansion capital expenditures include the acquisition of equipment, and the development or acquisition of additional effective working gas storage capacity, to the extent such capital expenditures are expected to expand our operating capacity or our operating income. Expansion capital expenditures will also include interest (and related fees) on debt incurred to finance all or any portion of the construction of such a capital improvement in respect of the period that commences when we enter into a binding obligation to commence construction of a capital improvement and ending on the date such capital improvement commences commercial service or the date that it is abandoned or disposed of. Capital expenditures made solely for investment purposes will not be considered expansion capital expenditures.

        Investment capital expenditures are those capital expenditures that are neither maintenance capital expenditures nor expansion capital expenditures. Investment capital expenditures will consist of capital expenditures made for investment purposes. Examples of investment capital expenditures include traditional capital expenditures for investment purposes, such as purchases of securities, as well as other capital expenditures that might be made in lieu of such traditional investment capital expenditures, such as the acquisition of a capital asset for investment purposes or development of facilities that are in excess of the maintenance of our existing operating capacity or operating income, but which are not expected to expand for the long-term our operating capacity or operating income.

        As described above, none of our investment capital expenditures or expansion capital expenditures will be included in operating expenditures, and thus will not reduce operating surplus. Because expansion capital expenditures include interest payments (and related fees) on debt incurred to finance all of the portion of the construction, replacement or improvement of a capital asset in respect of the period that begins when we enter into a binding obligation to commence construction of a capital improvement and ending on the earlier to occur of the date any such capital asset commences commercial service or the date that it is abandoned or disposed of, such interest payments are also not subtracted from operating surplus. Cash losses on disposition of an investment capital expenditure will reduce operating surplus when realized and cash gains from an investment capital expenditure will be treated as a cash receipt for purposes of calculating operating surplus only to the extent the cash receipt is a return on principal.

        Where capital expenditures are made in part for expansion and in part for other purposes, our board shall determine the allocation between the amounts paid for each. Our officers and directors will determine how to allocate a capital expenditure for the acquisition or expansion of our assets between maintenance capital expenditures and expansion capital expenditures.

  Capital Surplus

        Capital surplus is defined in our operating agreement as any distribution of cash in excess of our cumulative operating surplus. Accordingly, capital surplus would generally be generated only by the following (which we refer to as "interim capital transactions"):

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  borrowings other than working capital borrowings;

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  sales of our equity interests and debt securities; and

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  sales or other dispositions of assets for cash, other than inventory, accounts receivable and other assets sold in the ordinary course of business or as part of normal retirement or replacement of assets.

  Characterization of Cash Distributions

        We treat all cash distributed as coming from operating surplus until the sum of all cash distributed from the closing of our IPO equals the operating surplus as of the most recent date of determination. The characterization of cash distributions as operating surplus versus capital surplus does not result in a different impact to unitholders for U.S. federal tax purposes. See "Material U.S. Tax Consequences to Unitholders—U.S. Federal Income Taxation of Unitholders—Treatment of Distributions" for a discussion of the tax treatment of cash distributions.

Subordination Period

  General

        During the subordination period (which we describe below), the common units have the right to receive distributions of cash from operating surplus each quarter in an amount equal to $0.35 per common unit, which amount is defined in our operating agreement as the minimum quarterly distribution, plus any arrearages in the payment of the minimum quarterly distribution on the common units from prior quarters, before any distributions of cash from operating surplus may be made on the subordinated units. Furthermore, no arrearages will accrue or be paid on the subordinated units. The practical effect of the subordinated units is to increase the likelihood that during the subordination period there will be sufficient cash from operating surplus to pay the minimum quarterly distribution on the common units.

  Definition of Subordination Period

        Except as described below, the subordination period will expire the second business day after the distribution to members in respect of any quarter, beginning with the quarter ending March 31, 2013, if each of the following has occurred:

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  quarterly distributions from operating surplus on each outstanding common and subordinated unit equaled or exceeded the minimum quarterly distribution in respect of each of the prior twelve consecutive quarters;

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  operating surplus generated in respect of such twelve consecutive quarters (including operating surplus generated by increases in working capital borrowings and treating any drawdowns from cash reserves established in prior periods as cash received during such quarters but excluding the $50 million basket contained in the definition of operating surplus) equaled or exceeded the aggregate amount of distributions made in respect of such quarters; and

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  we believe that we reasonably should be expected to maintain or increase our quarterly distribution per unit from operating surplus in respect of each of the four succeeding quarters.

        For purposes of the determination set forth in the third bullet point above, operating surplus shall not include working capital borrowings made in a period but not used to fund operating expenditures or distributions during such period. The determination that we reasonably should be expected to maintain or increase our quarterly distribution per unit from operating surplus in respect of each of the four succeeding quarters shall be based upon projections and estimates related to such four succeeding quarters that shall not include any net increase in working capital borrowings (comparing the balance as of the date prior to such quarters to the expected balance as of the end of such quarters) other than those reasonably related to growth or other change in our business or an increase in our distributions expected to occur during such quarters. Our operating agreement provides that either the conflicts committee of our board or the board based on the recommendation of the conflicts committee shall make the determination of whether and when the subordination period has expired.

        The operating agreement provides that the requirements could first be satisfied in connection with a distribution of cash in respect of the quarter ending March 31, 2013 and, if not satisfied in respect of that quarter, could be satisfied on any date thereafter.

        In addition, the subordination period will end upon the removal of our manager other than for cause if no subordinated units or common units held by the holders of subordinated units or their affiliates are voted in favor of that removal.

  Effect of End of the Subordination Period

        Upon expiration of the subordination period, any outstanding arrearages in payment of the minimum quarterly distribution on the common units will be extinguished and each outstanding subordinated unit will immediately convert into one common unit and will thereafter participate pro rata with the other common units in distributions.

Distributions of Cash From Operating Surplus During the Subordination Period

        Distributions from operating surplus in respect of any quarter during the subordination period will be made in the following manner:

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  first, 98.02% to the common unitholders, pro rata, and 1.98% to the manager, until we distribute for each common unit an amount equal to the minimum quarterly distribution for that quarter and any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters;

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  second, 98.02% to the subordinated unitholders, pro rata, and 1.98% to the manager, until we distribute for each subordinated unit an amount equal to the minimum quarterly distribution for that quarter; and

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  thereafter, in the manner described in "—Incentive Distribution Rights" below.

Distributions of Cash From Operating Surplus After the Subordination Period

        Distributions from operating surplus in respect of any quarter after the subordination period will be made in the following manner:

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  first, 98.02% to all unitholders, pro rata, and 1.98% to the manager, until we distribute for each unit an amount equal to the minimum quarterly distribution for that quarter; and

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  thereafter, in the manner described in "—Incentive Distribution Rights" below.

Incentive Distribution Rights

        Incentive distribution rights represent the right to receive an increasing percentage (13%, 23% and 48%) of quarterly distributions of cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Holdco currently holds the incentive distribution rights but may transfer these rights, subject to restrictions in our operating agreement.

        If for any quarter:

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  we have distributed cash from operating surplus to the common and subordinated unitholders in an amount equal to the minimum quarterly distribution; and

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  we have distributed cash from operating surplus to the common unitholders in an amount necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution; then additional distributions from operating surplus for that quarter will be made in the following manner:

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  first, 98.02% to all unitholders, pro rata, and 1.98% to the manager, until each unitholder receives a total of $0.4025 per unit for that quarter (the "first target distribution");

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  second, 85.02% to all unitholders, pro rata, 1.98% to the manager and 13% to the holders of incentive distribution rights, pro rata, until each unitholder receives a total of $0.4375 per unit for that quarter (the "second target distribution");

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  third, 75.02% to all unitholders, pro rata, 1.98% to the manager and 23% to the holders of incentive distribution rights, pro rata, until each unitholder receives a total of $0.5250 per unit for that quarter (the "third target distribution"); and

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  thereafter, 50.02% to all unitholders, pro rata, 1.98% to the manager and 48% to the holders of incentive distribution rights, pro rata.

        In each case, the amount of the target distribution set forth above is exclusive of any distributions to common unitholders to eliminate any cumulative arrearages in payment of the minimum quarterly distribution.

Percentage Allocations of Cash Distributions From Operating Surplus

        The following table illustrates the percentage allocations of cash distributions from operating surplus between the unitholders, our manager and the holders of the incentive distribution rights, or based on the specified target distribution levels. The amounts set forth under "Marginal Percentage Interest in Cash Distributions" are the percentage interests of our manager, the incentive distribution right holders and the unitholders in any cash distributions from operating surplus we distribute up to and including the corresponding amount in the column "Total Quarterly Distribution per Unit Target Amount." The percentage interests shown for the unitholders and the manager for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution.

		Marginal Percentage Interest in Cash Distributions
	Total Quarterly Distribution per Unit Target Amount	Unitholders	Manager	Incentive Distribution Right Holders
Minimum Quarterly Distribution	$0.35	98.02%	1.98%	—
First Target Distribution	above $0.35 up to $0.4025	98.02%	1.98%	—
Second Target Distribution	above $0.4025 up to $0.4375	85.02%	1.98%	13%
Third Target Distribution	above $0.4375 up to $0.5250	75.02%	1.98%	23%
Thereafter	above $0.5250	50.02%	1.98%	48%

Distributions From Capital Surplus

  How Distributions From Capital Surplus Will Be Made

        Distributions from capital surplus, if any, will be made in the following manner:

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  first, 98.02% to all unitholders, pro rata, and 1.98% to the manager, until the minimum quarterly distribution is reduced to zero, as described below;

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  second, 98.02% to the common unitholders, pro rata, and 1.98% to the manager, until we distribute for each common unit an amount of cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution; and

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  thereafter, we will make all distributions of cash from capital surplus as if they were from operating surplus.

  Effect of a Distribution From Capital Surplus

        Our operating agreement treats a distribution of capital surplus as the repayment of the consideration for the issuance of the unit, which is a return of capital. Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the distribution had in relation to the fair market value of the common units prior to the announcement of the distribution. Because distributions of capital surplus will reduce the minimum quarterly distribution and target distribution levels, after any of these distributions are made, it may be easier for Holdco to receive incentive distributions and for the subordinated units to convert into common units. However, any distribution of capital surplus before the minimum quarterly distribution is reduced to zero cannot be applied to the payment of the minimum quarterly distribution or any arrearages.

        If we reduce the minimum quarterly distribution and the target distribution levels to zero, all future distributions from operating surplus will be made such that 50.02% is paid to all unitholders, pro rata, and 1.98% is paid to our manager and 48% is paid to the holders of the incentive distribution rights, pro rata.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

        In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into a lesser number of units or subdivide our units into a greater number of units, we will proportionately adjust:

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  the minimum quarterly distribution;

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  the target distribution levels;

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  the initial unit price, as described below under "—Distributions of Cash Upon Liquidation;" and

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  the per unit amount of any outstanding arrearages in payment of the minimum quarterly distribution on the common units.

        For example, if a two-for-one split of the units should occur, the minimum quarterly distribution, the target distribution levels and the initial unit price would each be reduced to 50% of its initial level. If we combine our common units into a lesser number of units or subdivide our common units into a greater number of units, we will combine or subdivide our subordinated units using the same ratio applied to the common units. We will not make any adjustment to the minimum quarterly distribution, the target distribution levels or the initial unit price by reason of the issuance of additional units for cash or property.

        In addition, if as a result of a change in law or interpretation thereof, we or any of our subsidiaries is treated as an association taxable as a corporation or is otherwise subject to additional taxation as an entity for U.S. federal, state, local or non-U.S. income or withholding tax purposes, our manager may, in its sole discretion, reduce the minimum quarterly distribution and the target distribution levels for each quarter by multiplying each distribution level by a fraction, the numerator of which is available cash for that quarter (after deducting our manager's estimate of our additional aggregate liability for the quarter for such income and withholdings taxes payable by reason of such change in law or interpretation) and the denominator of which is the sum of (1) available cash for that quarter, plus (2) our manager's estimate of our additional aggregate liability for the quarter for such income and withholding taxes payable by reason of such change in law or interpretation thereof. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in distributions with respect to subsequent quarters.

Distributions of Cash Upon Liquidation

  General

        If we dissolve in accordance with the operating agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to our unitholders, our manager, and the holders of our incentive distribution rights in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

        The allocations of gain and loss upon liquidation are intended, to the extent possible, to entitle the holders of units to a repayment of the initial value contributed by a unitholder to us for their units, which we refer to as the "initial unit price" for each unit. The initial unit price for the common units is the price paid for the common units issued in our IPO. The allocations of gain and loss upon liquidation are also intended, to the extent possible, to entitle the holders of common units to a preference over the holders of subordinated units upon our liquidation, to the extent required to permit common unitholders to receive the initial unit price plus the minimum quarterly distribution for the quarter during which liquidation occurs plus any unpaid arrearages in payment of the minimum quarterly distribution on the common units. However, there may not be sufficient gain upon our liquidation to enable the holders of common units to fully recover all of these amounts, even though there may be cash available for distribution to the holders of subordinated units. Any further net gain recognized upon liquidation will be allocated in a manner that takes into account the incentive distribution rights.

  Manner of Adjustments for Gain

        If our liquidation occurs before the end of the subordination period, we will allocate any gain to the members in the following manner:

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  first, 98.02% to the common unitholders, pro rata, and 1.98% to the manager, until the capital account for each common unit is equal to the sum of: (1) the initial unit price; (2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs; and (3) any unpaid arrearages in payment of the minimum quarterly distribution;

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  second, 98.02% to the subordinated unitholders, pro rata, and 1.98% to the manager, until the capital account for each subordinated unit is equal to the sum of: (1) the initial unit price; and (2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs;

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  third, 98.02% to all unitholders, pro rata, and 1.98% to the manager, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed 98.02% to the unitholders, pro rata, and 1.98% to the manager, for each quarter of our existence (or 98% to the unitholders and 2% to the manager for certain quarters prior to the date hereof);

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  fourth, 85.02% to all unitholders, pro rata, 1.98% to the manager and 13% to the holders of the incentive distribution rights, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the second target distribution per unit over the first target distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of cash from operating surplus in excess of the first target distribution per unit that we distributed 85.02% to the unitholders, pro rata, 1.98% to the manager and 13% to the holders of the incentive distribution rights for each quarter of our existence (or 85% to the unitholders, 2% to the manager and 13% to the holders of the incentive distribution rights for certain quarters prior to the date hereof);

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  fifth, 75.02% to all unitholders, pro rata, and 1.98% to the manager and 23% to the holders of the incentive distribution rights, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the third target distribution per unit over the second target distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of cash from operating surplus in excess of the second target distribution per unit that we distributed 75.02% to the unitholders, pro rata, 1.98% to the manager and 23% to the holders of the incentive distribution rights for each quarter of our existence (or 75% to the unitholders, 2% to the manager and 28% to the holders of the incentive distribution rights for certain quarters prior to the date hereof); and

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  thereafter, 50.02% to all unitholders, pro rata, 1.98% to the manager and 48% to the holders of the incentive distribution rights.

        The percentages set forth above for our manager and the holders of the incentive distribution rights include its 1.98% managing member interest.

        If the liquidation occurs after the end of the subordination period, the distinction between common units and subordinated units will disappear, so that clause (3) of the first bullet point above and all of the second bullet point above will no longer be applicable.

  Manner of Adjustments for Losses

        If our liquidation occurs before the end of the subordination period, we will generally allocate any loss to our manager, the holders of the incentive distribution rights and the unitholders in the following manner:

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  first, 98.02% to holders of subordinated units in proportion to the positive balances in their capital accounts and 1.98% to the manager, until the capital accounts of the subordinated unitholders have been reduced to zero;

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  second, 98.02% to the holders of common units in proportion to the positive balances in their capital accounts and 1.98% to the manager, until the capital accounts of the common unitholders have been reduced to zero;

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  third, 98.02% to all unitholders, pro rata, and 1.98% to the manager, provided that the allocation of the loss does not reduce the capital account of a unitholder below zero; and

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  thereafter, to all unitholders and the manager in proportion to the positive balances in their adjusted capital accounts.

        If the liquidation occurs after the end of the subordination period, the distinction between common units and subordinated units will disappear, so that all of the first bullet point above will no longer be applicable.

  Adjustments to Capital Accounts Upon Issuance of Additional Units

        We will make adjustments to capital accounts upon the issuance of additional units. In doing so, we generally will allocate any unrealized and, for tax purposes, unrecognized gain resulting from the adjustments to the unitholders, the holders of the incentive distribution rights and our manager in the same manner as we allocate gain upon liquidation. By contrast to the allocations of gain, and except as provided above, we generally will allocate any unrealized and unrecognized loss resulting from the adjustments to capital accounts upon the issuance of additional units to the unitholders and our manager based on their respective percentage ownership of us. In this manner, prior to the end of the subordination period, we generally will allocate any such loss equally with respect to our common and subordinated units. In the event we make negative adjustments to the capital accounts as a result of such loss, future positive adjustments resulting from the issuance of additional units will be allocated in a manner designed to reverse the prior negative adjustments, and special allocations will be made upon liquidation in a manner that results, to the extent possible, in our unitholders' capital account balances equaling the amounts they would have been if no earlier adjustments for loss had been made.

 CONFLICTS OF INTEREST AND FIDUCIARY DUTIES

Conflicts of Interest

        Conflicts of interest exist and may arise in the future as a result of the relationships between our manager and its affiliates (including Holdco), on the one hand, and us and our unaffiliated members, on the other hand. Our directors and officers have fiduciary duties to manage our manager in a manner beneficial to its owners. At the same time, our manager has a fiduciary duty to manage us in a manner beneficial to our unitholders. Our operating agreement contains provisions that specifically define our manager's fiduciary duties to the unitholders. Our operating agreement also specifically defines the remedies available to unitholders for actions taken that, without these defined liability standards, might constitute breaches of fiduciary duty under applicable Delaware law. The Delaware Act provides that Delaware limited liability companies may, in their operating agreements, expand, restrict or eliminate the fiduciary duties otherwise owed by a manager to members and the company.

        Under our operating agreement, whenever a conflict arises between our manager or its affiliates, on the one hand, and us or any unaffiliated member or our board as our manager's delegate, on the other, our manager will resolve that conflict. Our manager has delegated this responsibility, along with the power to conduct our business, to our board. Our board may, but is not required to, seek the approval of such resolution from the conflicts committee of our board. An independent third party is not required to evaluate the fairness of the resolution.

        Whenever a potential conflict of interest exists or arises between the manager or any of its affiliates, on the one hand, and us or any of our members, on the other, the resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all our members, and shall not constitute a breach of our operating agreement, of any agreement contemplated, or of any duty if the resolution or course of action in respect of such conflict of interest is:

  •
  approved by the conflicts committee of our board, although our board is not obligated to seek such approval;

  •
  approved by the vote of a majority of the outstanding common units, excluding any common units owned by our manager or any of its affiliates;

  •
  on terms no less favorable to us than those generally being provided to or available from unaffiliated third parties; or

  •
  fair and reasonable to us, taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to us.

        If our board does not seek approval from the conflicts committee and determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the third and fourth bullet points above, then it will be presumed that, in making its decision, our board acted in good faith, and in any proceeding brought by or on behalf of us or any of our unitholders, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. Unless the resolution of a conflict is specifically provided for in our operating agreement, our board or the conflicts committee of our board may consider any factors it determines in good faith to consider when resolving a conflict. When our operating agreement requires someone to act in good faith, it requires that person to reasonably believe that he is acting in the best interests of the company, unless the context otherwise requires.

        Conflicts of interest could arise in the situations described below, among others.

  Actions taken by our board may affect the amount of cash available to pay distributions to unitholders or accelerate the right to convert subordinated units.

        The amount of cash that is available for distribution to unitholders is affected by decisions of our board regarding such matters as:

  •
  amount and timing of asset purchases and sales;

  •
  cash expenditures;

  •
  borrowings;

  •
  issuance of additional units; and

  •
  the creation, reduction or increase of reserves in any quarter.

        In addition, borrowings by us and our affiliates do not constitute a breach of any duty owed by our manager to our unitholders, including borrowings that have the purpose or effect of:

  •
  enabling our manager or its affiliates to receive distributions on any subordinated units held by them or the incentive distribution rights; or

  •
  hastening the expiration of the subordination period.

        For example, in the event we have not generated sufficient cash from our operations to pay the minimum quarterly distribution on our common units and our subordinated units, our operating agreement permits us to borrow funds, which would enable us to make this distribution on all outstanding units. See "How We Make Cash Distributions—Subordination Period."

        Our operating agreement provides that we and our subsidiaries may borrow funds from our manager and its affiliates. Our manager and its affiliates may not borrow funds from us, our operating company or its operating subsidiaries.

  Neither our operating agreement nor any other agreement requires Holdco to pursue a business strategy that favors us or utilizes our assets or dictates what markets to pursue or grow. Holdco's directors and officers have a fiduciary duty to make these decisions in the best interests of the owners of Holdco, which may be contrary to our interests.

        Because our officers and certain of our directors are also directors and/or officers of Holdco, such directors and officers have fiduciary duties to Holdco that may cause them to pursue business strategies that disproportionately benefit Holdco or which otherwise are not in our best interests.

  Our manager is allowed to take into account the interests of parties other than us, such as Holdco, in exercising certain rights under our operating agreement.

        Our operating agreement contains provisions that permissibly reduce the standards to which our manager would otherwise be held by state fiduciary duty law. For example, our operating agreement permits our manager to make a number of decisions in its individual capacity, as opposed to in its capacity as our manager. This entitles our manager to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, us, our affiliates or any member. Examples include the exercise of its limited call right, its voting rights with respect to the units it owns, its registration rights and its determination whether or not to consent to any merger or consolidation.

  Our manager has limited its liability and reduced its fiduciary duties, and has also restricted the remedies available to our unitholders for actions that, without the limitations, might constitute breaches of fiduciary duty.

        In addition to the provisions described above, our operating agreement contains provisions that restrict the remedies available to our unitholders for actions that might otherwise constitute breaches of fiduciary duty. For example, our operating agreement:

  •
  permits our manager to make a number of decisions in its individual capacity, as opposed to in its capacity as our manager. This entitles our manager to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, us, our affiliates or any member;

  •
  provides that our manager shall not have any liability to us or our unitholders for decisions made in its capacity as a manager so long as it acted in good faith, meaning it believed that the decision was in our best interests;

  •
  generally provides that affiliated transactions and resolutions of conflicts of interest not approved by the conflicts committee of our board and not involving a vote of unitholders must be on terms no less favorable to us than those generally being provided to or available from unrelated third parties or be "fair and reasonable" to us, as determined by our manager in good faith, and that, in determining whether a transaction or resolution is "fair and reasonable," our manager may consider the totality of the relationships between the parties involved, including other transactions that may be particularly advantageous or beneficial to us;

  •
  provides that our manager and its officers and directors will not be liable for monetary damages to us or our members for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that our manager or those other persons acted in bad faith or engaged in fraud or willful misconduct; and

  •
  provides that in resolving conflicts of interest, it will be presumed that in making its decision the manager or its conflicts committee acted in good faith, and in any proceeding brought by or on behalf of any member or us, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption.

        By purchasing a common unit, a common unitholder will agree to become bound by the provisions in our operating agreement, including the provisions discussed above. See "—Fiduciary Duties."

  Our officers or employees may devote substantial time to the business and activities of the affiliates of our manager.

        Affiliates of our manager conduct businesses and activities of their own in which we have no economic interest but which our officers and employees may devote substantial time to pursuant to a services agreement with Holdco. There could be material competition for the time and effort of the officers and employees who provide services to our manager.

  We reimburse our manager and its affiliates for expenses.

        We reimburse our manager and its affiliates for costs incurred in managing and operating us, including costs incurred in rendering staffing and support services to us. Our operating agreement provides that our manager will determine the expenses that are allocable to us in good faith.

  Common unitholders have no right to enforce obligations of our manager and its affiliates under agreements with us.

        Any agreements between us, on the one hand, and our manager and its affiliates, on the other, will not grant to the unitholders, separate and apart from us, the right to enforce the obligations of our manager and its affiliates in our favor.

  Contracts between us, on the one hand, and our manager and its affiliates, on the other, are not and will not be the result of arm's-length negotiations.

        Neither our operating agreement nor any of the other agreements, contracts and arrangements between us and our manager and its affiliates are or will be the result of arm's-length negotiations. Our operating agreement generally provides that any affiliated transaction, such as an agreement, contract or arrangement between us and our manager and its affiliates, must be:

  •
  on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

  •
  "fair and reasonable" to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us).

        Our manager will determine, in good faith, the terms of any of these transactions.

        Our manager and its affiliates have no obligation to permit us to use any facilities or assets of our manager and its affiliates, except as may be provided in contracts entered into specifically dealing with that use. Our manager may also enter into additional contractual arrangements with any of its affiliates on our behalf. There is no obligation of our manager and its affiliates to enter into any contracts of this kind.

  Except in limited circumstances, our manager has the power and authority to conduct our business without unitholder approval.

        Under our operating agreement, our manager has full power and authority to do all things, other than those items that require unitholder approval or with respect to which our manager has sought the approval of the conflicts committee of its board of directors, on such terms as it determines to be necessary or appropriate to conduct our business including, but not limited to, the following:

  •
  the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into securities of the company, and the incurring of any other obligations;

  •
  the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over our business or assets;

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  the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of our assets or the merger or other combination of us with or into another person;

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  the negotiation, execution and performance of any contracts, conveyances or other instruments;

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  the distribution of cash;

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  the selection and dismissal of employees and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

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  the maintenance of insurance for our benefit and the benefit of our members;

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  the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited partnerships, joint ventures, corporations, limited liability companies or other relationships;

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  the control of any matters affecting our rights and obligations, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

  •
  the indemnification of any person against liabilities and contingencies to the extent permitted by law;

  •
  the purchase, sale or other acquisition or disposition of our membership interests, or the issuance of additional options, rights, warrants and appreciation rights relating to our membership interests; and

  •
  the entering into of agreements with any of its affiliates to render services to us or to itself in the discharge of its duties as our manager.

        See "The Operating Agreement" for information regarding the voting rights of unitholders.

  Common units are subject to our manager's limited call right.

        If at any time our manager and its affiliates own more than 80% of the common units, our manager will have the right, which it may assign to any of its affiliates or to us, but not the obligation, to acquire all, but not less than all, of the common units held by unaffiliated persons at a price not less than their then-current market price, as calculated pursuant to the terms of our operating agreement. As a result, you may be required to sell your common units at an undesirable time or price and may not receive any return on your investment. You may also incur a tax liability upon a sale of your units. Our manager is not obligated to obtain a fairness opinion regarding the value of the common units to be repurchased by it upon exercise of the call right. There is no restriction in our operating agreement that prevents our manager from issuing additional common units and exercising its call right. Our manager may use its own discretion, free of fiduciary duty restrictions, in determining whether to exercise this right. As a result, a common unitholder may have his common units purchased from him at an undesirable time or price. See "The Operating Agreement—Limited Call Right."

  We may not choose to retain separate counsel for ourselves or for the holders of common units.

        The attorneys, independent accountants and others who perform services for us have been retained by our manager. Attorneys, independent accountants and others who perform services for us are selected by our manager or the conflicts committee and may perform services for our manager and its affiliates. We may retain separate counsel for ourselves or the holders of common units in the event of a conflict of interest between our manager and its affiliates, on the one hand, and us or the holders of common units, on the other, depending on the nature of the conflict. We do not intend to do so in most cases.

  Our manager's affiliates may compete with us, and neither our manager nor its affiliates have any obligation to present business opportunities to us.

        Our operating agreement provides that our manager is restricted from engaging in any business activities other than those incidental to its ownership of interests in us. However, affiliates of our manager are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with us. Holdco may acquire, construct or dispose of storage or other assets in the future without any obligation to offer us the opportunity to acquire those assets. In addition, under our operating agreement, the doctrine of corporate opportunity, or any analogous doctrine, will not apply to the manager and its affiliates. As a result, neither the manager nor any of its affiliates have any obligation to present business opportunities to us.

Fiduciary Duties

        Our manager is accountable to us and our unitholders as a fiduciary. Fiduciary duties owed to unitholders by our manager are prescribed by law and in our operating agreement. The Delaware Act provides that Delaware limited liability companies may, in their operating agreements, expand, restrict or eliminate the fiduciary duties otherwise owed by a manager to members and the company.

        Our operating agreement contains various provisions modifying and restricting the fiduciary duties that might otherwise be owed by our manager. We have adopted these provisions to allow our manager or its affiliates to engage in transactions with us that otherwise might be prohibited by state law fiduciary standards and to take into account the interests of other parties in addition to our interests when resolving conflicts of interest. We believe this is appropriate and necessary because our board has fiduciary duties to manage our business in a manner beneficial both to Holdco and our manager as well as to our public unitholders. Without these modifications, our manager's and our board's ability to make decisions involving conflicts of interest would be restricted. The modifications to the fiduciary standards benefit our manager and our board by enabling them to take into consideration all parties involved in the proposed action. These modifications also strengthen the ability of our manager and our board to attract and retain experienced and capable directors. These modifications represent a detriment to our public unitholders because they restrict the remedies available to our public unitholders for actions that, without those limitations, might constitute breaches of fiduciary duty, as described below, and permit our manager and our board to take into account the interests of third parties in addition to our interests when resolving conflicts of interests. The following is a summary of:

  •
  the fiduciary duties imposed on our manager by the Delaware Act;

  •
  material modifications of these duties contained in our operating agreement; and

  •
  certain rights and remedies of unitholders contained in the Delaware Act.

State law fiduciary duty standards	Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. The duty of care, in the absence of a provision in an operating agreement providing otherwise, would generally require a manager to act for the company in the same manner as a prudent person would act on his own behalf. The duty of loyalty, in the absence of a provision in an operating agreement providing otherwise, would generally prohibit a manager of a Delaware limited liability company from taking any action or engaging in any transaction where a conflict of interest is present.
Operating agreement modified standards
Our operating agreement contains provisions that waive or consent to conduct by our board and our manager and its affiliates that might otherwise raise issues as to compliance with fiduciary duties or applicable law. For example, our operating agreement provides that when our manager is acting in its capacity as our manager, as opposed to in its individual capacity, or our board is acting as its delegate, it must act in "good faith" and will not be subject to any other standard under applicable law. In addition, when our manager is acting in its individual capacity, as opposed to in its capacity as our manager, it may act without any fiduciary obligation to us or the unitholders whatsoever. These standards reduce the obligations to which our manager and our board would otherwise be held.

Our operating agreement generally provides that affiliated transactions and resolutions of conflicts of interest not involving a vote of unitholders and that are not approved by the conflicts committee of our board must be:
• on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

•       "fair and reasonable" to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us).

All conflicts of interest disclosed in this prospectus (including our agreements and other arrangements with Holdco) have been approved by all of our members under the terms of our operating agreement.

If our manager does not obtain approval from the conflicts committee of our board or our common unitholders, excluding any common units owned by our manager or its affiliates, and its board of directors determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the bullet points above, then it will be presumed that, in making its decision, our board, which may include board members affected by the conflict of interest, acted in good faith, and in any proceeding brought by or on behalf of any member or us, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards reduce the obligations to which our manager would otherwise be held. In addition to the other more specific provisions limiting the obligations of our manager, our operating agreement further provides that our and our manager's officers and directors will not be liable for monetary damages to us or our members for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that our manager or its or our officers and directors acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that such person's conduct was unlawful.
Rights and remedies of unitholders
The Delaware Act generally provides that a member may institute legal action on behalf of a company to recover damages from a third-party where a manager has refused to institute the action or where an effort to cause a manager to do so is not likely to succeed. These actions include actions against a manager for breach of its fiduciary duties or of the company's operating agreement. In addition, the statutory or case law of some jurisdictions may permit a member to institute legal action on behalf of himself and all other similarly situated members to recover damages from a manager for violations of its fiduciary duties to the members.

        In order to become one of our members, a common unitholder is required to agree to be bound by the provisions in our operating agreement, including the provisions discussed above. See "Description of the Common Units—Transfer of Common Units." This is in accordance with the policy of the Delaware Act favoring the principle of freedom of contract and the enforceability of operating agreements. The failure of a member to sign our operating agreement does not render our operating agreement unenforceable against that person.

        Under our operating agreement, we must indemnify our manager and its and our officers and directors to the fullest extent permitted by law, against liabilities, costs and expenses incurred by our manager or these other persons. We must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We also must provide this indemnification for criminal proceedings unless our manager or these other persons acted with knowledge that their conduct was unlawful. Thus, our manager or these other persons could be indemnified for its negligent or grossly negligent acts if they meet the requirements set forth above. Any provision that includes indemnification for liabilities arising under the Securities Act is, according to the SEC, contrary to public policy and therefore unenforceable.

 DESCRIPTION OF DEBT SECURITIES

        The following description sets forth the general terms and provisions that apply to the debt securities. Please note that in this section entitled "Description of Debt Securities," references to "the issuer," "we," "our" and "us" refer to Niska Gas Storage Partners LLC, the US Issuers and/or the Canadian Issuers, as the case may be, as the issuer or issuers of the applicable series of debt securities and not to any other subsidiaries of Niska Gas Storage Partners LLC unless the context requires otherwise. References to the "guarantor" or the "guarantors" refer to the guarantor or guarantors of the applicable series of debt securities, which may be Niska Gas Storage Partners LLC, the US Issuers, the Canadian Issuers, the additional registrant guarantors listed in the registration statement of which this prospectus forms a part, or any combination thereof. Also, in this section, references to "holders" refer to those who own debt securities registered in their own names on the books that we or the Trustee maintain for this purpose and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

        An issuer may issue debt securities from time to time in one or more series, under an indenture to be dated as of a date on or prior to our initial issuance of the debt securities. The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities would be issued under a senior indenture, and our subordinated debt securities would be issued under a subordinated indenture. The senior or subordinated indenture, a form of each of which is included as an exhibit to the registration statement of which this prospectus is a part, will be executed at the time we issue any debt securities. Any supplemental indentures will be filed with the SEC on a Form 8-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

        All of the indentures are sometimes referred to in this prospectus collectively as the "Indentures" and each, individually, as an "Indenture." The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement. The Indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The terms of the debt securities will include those stated in the Indentures and those made part of the Indentures by reference to the Trust Indenture Act.

        Our statements below relating to the debt securities and the Indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Indenture and any applicable United States federal income tax considerations and Canadian federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental Indenture.

General

        The debt securities will be:

  •
  general obligations of the applicable issuer or issuers;

  •
  either senior debt securities or subordinate debt securities; and

  •
  issued under separate Indentures among the applicable issuer or issuers.

        The Indentures do not limit the total amount of debt securities that we may issue. We may issue debt securities under the Indentures from time to time in separate series, up to the aggregate amount authorized for each such series.

Specific Terms of Each Series of Debt Securities in a Prospectus Supplement

        We will prepare a prospectus supplement and either an indenture supplement or authorizing resolutions relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

  •
  the identity of the issuer or issuers of the debt securities

  •
  the identity of the guarantors of the debt securities, if any;

  •
  whether the debt securities are senior debt securities or subordinated debt securities;

  •
  the form and title of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  the prices at which the debt securities will be issued;

  •
  whether the debt securities will be issued in individual certificates to each holder in registered form, or in temporary or permanent global securities held by a depository on behalf of holders;

  •
  the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

  •
  the dates on which the principal and premium, if any, of the debt securities will be payable;

  •
  the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

  •
  the currency or currency unit in which the debt securities will be payable, if not U.S. dollars;

  •
  any optional redemption provisions;

  •
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

  •
  any changes to or additional Events of Default or covenants;

  •
  any conversion or exchange provisions; and

  •
  any other terms of the debt securities.

        This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

        The prospectus supplement will also describe any material United States federal income tax consequences, Canadian federal income tax consequences or other special considerations regarding the applicable series of debt securities, including those relating to:

  •
  debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies or commodities;

  •
  debt securities with respect to which principal, premium or interest is payable in a foreign or composite currency;

  •
  debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

  •
  variable rate debt securities that are exchangeable for fixed rate debt securities.

The Guarantees

        If specified in the prospectus supplement in respect of a series of debt securities, our payment obligations under such series of debt securities may be jointly and severally, fully and unconditionally guaranteed by the guarantors guaranteeing such series of debt securities. If a series of debt securities is so guaranteed, any guarantor of such series of debt securities will execute a notation of guarantee as further evidence of its guarantee. The applicable prospectus supplement will describe the terms of any guarantee.

        Any guarantee may be released under certain circumstances. The applicable prospectus supplement will describe any limitation on the maximum amount of any particular guarantee and the conditions under which such guarantee may be released.

        The guarantees will be general obligations of the guarantors. Guarantees of subordinated debt securities will be subordinated to the Senior Indebtedness (as defined under "—Provisions Relating only to the Subordinated Debt Securities—Subordinated Debt Securities Subordinated to Senior Indebtedness" below) of the guarantors on the same basis as the subordinated debt securities of an issuer are subordinated to the Senior Indebtedness of that issuer.

Merger, Amalgamation, Consolidation and Sale of Assets

        Each Indenture will generally prohibit an issuer from merging, amalgamating or consolidating with or into any other person or selling, conveying, transfering, leasing or otherwise disposing of all or substantially all of an issuer's assets to any person, whether in a single transaction or series of related transactions, unless:

  •
  the issuer is the surviving person in the case of a merger, or the surviving or transferee person, if other than the issuer:

  •
  is a partnership, limited liability company or corporation organized under the laws of the United States, a state thereof, the District of Columbia or Canada, or any political subdivision thereof; and

  •
  expressly assumes the issuer's obligations under the Indenture;

  •
  immediately after giving effect to the transaction or series of transactions, no default or Event of Default (as defined under "—Events of Default and Remedies" below) would occur or be continuing;

  •
  if an issuer is not the surviving person, then each guarantor, unless such guarantor is the person with which we have consummated a transaction under this provision, has confirmed that its guarantee of the debt securities will continue to apply to the obligations under the debt securities and the Indenture; and

        Thereafter, if an issuer is not the surviving person, the surviving or transferee person will be substituted for an issuer under the Indenture. If an issuer sells or otherwise disposes of (except by lease) all or substantially all of its assets and the above stated requirements are satisfied, the issuer will be released from all of its liabilities and obligations under the Indenture. If we lease all or substantially all of our assets, we will not be so released from our obligations under the Indenture and the debt securities.

Modification of Indentures

        We may supplement or amend an Indenture if the holders of a majority in aggregate principal amount of the outstanding debt securities of all series issued under the Indenture affected by the supplement or amendment consent to it. Further, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive past defaults under the Indenture and compliance by with covenants with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be supplemented or amended without the consent of each holder affected. Without the consent of each outstanding debt security affected, no modification of the Indenture or waiver may:

  •
  reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal of or change the fixed maturity of any debt security;

  •
  reduce or waive the premium payable upon redemption or alter or waive the provisions with respect to the redemption of the debt securities (except as may be permitted in the case of a particular series of debt securities);

  •
  reduce the rate of or change the time for payment of interest on any debt security;

  •
  waive a Default or an Event of Default in the payment of principal of or premium, if any, or interest on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities and a waiver of the payment default that resulted from such acceleration);

  •
  except as otherwise permitted under the Indenture, release any security that may have been granted with respect to the debt securities;

  •
  make any debt security payable in currency other than that stated in the debt securities;

  •
  in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under those provisions;

  •
  make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of debt securities to receive payments of principal of or premium, if any, or interest on the debt securities;

  •
  waive a redemption payment with respect to any debt security (except as may be permitted in the case of a particular series of debt securities);

  •
  except as otherwise permitted in the Indenture, release any guarantor from its obligations under its guarantee or the Indenture or change any guarantee in any manner that would adversely affect the rights of holders; or

  •
  make any change in the preceding amendment, supplement and waiver provisions (except to increase any percentage set forth therein).

        We may supplement or amend an Indenture without the consent of any holders of the debt securities in certain circumstances, including:

  •
  to establish the form of terms of any series of debt securities;

  •
  to cure any ambiguity, defect or inconsistency;

  •
  to provide for uncertificated notes in addition to or in place of certified notes;

  •
  to provide for the assumption by a successor of an issuer's or guarantor's obligations under the Indenture;

  •
  in the case of any subordinated debt security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of Senior Indebtedness of Niska Gas Storage Partners LLC;

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  to add or release guarantors pursuant to the terms of the Indenture;

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  to make any changes that would provide any additional rights or benefits to the holders of debt securities or that do not, taken as a whole, adversely affect the rights under the Indenture of any holder of debt securities;

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  to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

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  to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee;

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  to add any additional Events of Default; or

  •
  to secure the debt securities and/or the guarantees, if any.

Events of Default and Remedies

        "Event of Default," when used in an Indenture will mean any of the following with respect to the debt securities of any series:

  •
  failure to pay, within 30 days of the due date, interest on any debt securities of that series for 30 days;

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  failure to pay when due the principal of or premium, if any, on any debt securities of that series due at its stated maturity;

  •
  failure to pay when due any sinking fund payment on any debt securities of that series;

  •
  failure on the part of the issuers to comply with the covenant described under "—Merger, Amalgamation, Consolidation and Sale of Assets";

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  failure to perform any other covenant in the Indenture that continues for 60 days after written notice is given to the issuers;

  •
  certain events of bankruptcy, insolvency or reorganization of the issuer;

  •
  if such series of debt securities is entitled to the benefits of a guarantee, such guarantee (i) ceases to be in full force and effect, except as specifically permitted under the Indenture, (ii) is declared null and void in a judicial proceeding or (iii) is denied or disaffirmed by the guarantor; and

  •
  any other Event of Default provided under the terms of the debt securities of that series.

        An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities issued under an Indenture. The Trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, or interest) if it considers such withholding of notice to be in the best interests of the holders.

        If an Event of Default described in the sixth bullet point above occurs, the entire principal of, premium, if any, and accrued interest on, all debt securities then outstanding will be due and payable immediately, without any declaration or other act on the part of the Trustee or any holders. If any other Event of Default for any series of debt securities occurs and continues, the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of, and accrued interest on, all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority in the aggregate principal amount of the debt securities of that series can rescind the declaration.

        Other than its duties in case of a default, a Trustee is not obligated to exercise any of its rights or powers under either Indenture at the request, order or direction of any holders, unless the holders offer the Trustee reasonable security or indemnity. If they provide this reasonable security or indemnification, the holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for that series of debt securities.

Registration of Notes

        We will issue debt securities of a series only in registered form, without coupons, unless otherwise indicated in the prospectus supplement.

No Personal Liability

        None of the past, present or future partners, incorporators, managers, members, directors, officers, employees, partners, unitholders or stockholders of an issuer, or any guarantor will have any liability for the obligations of the issuers or any guarantors under either Indenture or the debt securities or for any claim based on such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. The waiver may not be effective under federal securities laws, however, and it is the view of the SEC that such a waiver is against public policy.

Payment and Transfer

        The Trustee will initially act as paying agent and registrar under each Indenture. The issuers may change the paying agent or registrar without prior notice to the holders of debt securities, and the issuers or any of their subsidiaries may act as paying agent or registrar.

        If a holder of debt securities has given wire transfer instructions to the issuers, the issuers will make all payments on the debt securities in accordance with those instructions. All other payments on the debt securities will be made at the corporate trust office of the Trustee, unless the issuers elect to make interest payments by check mailed to the holders at their addresses set forth in the debt security register.

        The Trustee and any paying agent will repay to us upon request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to the applicable issuer for payment as general creditors.

Exchange, Registration and Transfer

        Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the Indenture.

        Holders may present debt securities for exchange or registration of transfer at the office of the registrar. The registrar will affect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

        We will not be required:

  •
  to issue, register the transfer of, or exchange debt securities of a series either during a period beginning 15 business days prior to the selection of debt securities of that series for redemption and ending on the close of business on the day of mailing of the relevant notice of redemption or repurchase, or between a record date and the next succeeding interest payment date; or

  •
  to register the transfer of or exchange any debt security called for redemption or repurchase, except the unredeemed portion of any debt security we are redeeming or repurchasing in part.

Provisions Relating only to the Senior Debt Securities

        The senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating only to the Subordinated Debt Securities

  Subordinated Debt Securities Subordinated to Senior Indebtedness

        The subordinated debt securities will rank junior in right of payment to all of the respective issuer's Senior Indebtedness. "Senior Indebtedness" will be defined in a supplemental indenture or authorizing resolutions respecting any issuance of a series of subordinated debt securities, and the definition will be set forth in the prospectus supplement.

  Payment Blockages

        The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

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  the applicable issuer or its property is involved in any voluntary or involuntary liquidation or bankruptcy;

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  the applicable issuer fails to pay the principal, interest, any premium or any other amounts on any of its Senior Indebtedness within any applicable grace period or the maturity of such Senior Indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the subordinated indenture; or

  •
  any other default on any Senior Indebtedness of the applicable issuer occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

  No Limitation on Amount of Senior Debt

        The subordinated indenture will not limit the amount of Senior Indebtedness that an issuer may incur, unless otherwise indicated in the prospectus supplement.

Book Entry, Delivery and Form

        The debt securities of a particular series may be issued in whole or in part in the form of one or more global certificates that will be deposited with the Trustee as custodian for The Depository Trust Company, New York, New York ("DTC"). This means that we will not issue certificates to each holder. Instead, one or more global debt securities will be issued to DTC, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred, except that DTC, its nominees and their successors may transfer a global debt security as a whole to one another.

        Beneficial interests in global debt securities will be shown on, and transfers of global debt securities will be made only through, records maintained by DTC and its participants.

        DTC has provided us the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation"

within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also records the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for Direct Participants' accounts. This eliminates the need to exchange certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a Direct Participant. The rules that apply to DTC and its participants are on file with the SEC.

        DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, among other clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

        We will wire all payments on the global debt securities to DTC's nominee. We and the Trustee will treat DTC's nominee as the owner of the global debt securities for all purposes. Accordingly, we, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global debt securities to owners of beneficial interests in the global debt securities.

        It is DTC's current practice, upon receipt of any payment on the global debt securities, to credit Direct Participants' accounts on the payment date according to their respective holdings of beneficial interests in the global debt securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global debt securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the Trustee or us.

        Debt securities represented by a global debt security will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

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  DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and in either event a successor depositary is not appointed by us within 90 days; or

  •
  we determine not to require all of the debt securities of a series to be represented by a global debt security.

Satisfaction and Discharge; Defeasance

        Each Indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:

        (a)   either:

          (1)   all outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the issuers) have been delivered to the Trustee for cancellation; or

          (2)   all outstanding debt securities of that series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case the issuers have irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust cash, non-callable U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness of such debt securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of debt securities that have been due and payable) or the stated maturity or redemption date;

        (b)   the issuers have paid or caused to be paid all other sums payable by the issuers under the Indenture; and

        (c)   the issuers have delivered an officers' certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

        The debt securities of a particular series will be subject to legal or covenant defeasance to the extent, and upon the terms and conditions, set forth in the prospectus supplement.

The Trustee

        We will enter into the Indentures with a "Trustee" that is qualified under the Trust Indenture Act and any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities. We may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business, and the Trustee may own debt securities.

  Resignation or Removal of Trustee

        If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must eliminate its conflicting interest, obtain the consent of the Commission to continue or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

        The Trustee may resign or be removed by us with respect to one or more series of debt securities, and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the Trustee with respect to the debt securities of such series.

  Limitations on Trustee if it is a Creditor

        Each Indenture will limit the right of the Trustee thereunder, in the event that it becomes a creditor of an issuer or guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

  Certificates and Opinions to be Furnished to Trustee

        Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of the Indenture, every application by us for action by the Trustee must be accompanied by a certificate of certain of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

Governing Law

        The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

 DESCRIPTION OF UNITS

        Units may be offered independently or together with common units or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. We may issue units in such amounts and in such numerous distinct series as we determine.

        As specified in the applicable prospectus supplement, we may issue units that are comprised of two or more different debt securities or a combination of common units and one or more series of debt securities. Units may be offered independently or together with common units or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. For instance, we may issue units that are comprised of the debt securities of two or more issuers. Similarly we may issue units that are comprised of different debt securities of an issuer or set of co-issuers. In addition, we may issue units that are comprised of a combination of debt securities and common units. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

        In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provision for the issuance, payment, settlement, transfer or exchange of the units;

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  whether we will apply to have the units traded on a securities exchange or securities quotation system;

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  any material United States federal income tax consequences and material Canadian federal income tax consequence; and

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  how, for United States federal income tax purposes and Canadian federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

MATERIAL U.S. TAX CONSEQUENCES TO UNITHOLDERS

        This section is a summary of the material U.S. federal, state and local tax consequences that may be relevant to prospective unitholders and, unless otherwise noted in the following discussion, is the opinion of Vinson & Elkins L.L.P., which is counsel to our manager and us, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. Such statements are based on the accuracy of the representations made by us, and statements of fact do not represent opinions of Vinson & Elkins L.L.P. To the extent this section discusses U.S. federal income taxes, that discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), existing and proposed Treasury regulations promulgated thereunder (the "Treasury Regulations") and current administrative rulings and court decisions, all of which are subject to change. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to "us" or "we" are references to Niska Gas Storage Partners LLC and our subsidiaries.

        This section does not address all U.S. federal, state and local tax matters that affect our unitholders. To the extent that this section relates to taxation by a state, local or other jurisdiction within the United States, such discussion is intended to provide only general information. We have not sought the opinion of legal counsel regarding U.S. state, local or other taxation and, thus, any portion of the following discussion relating to such taxes does not represent the opinion of Vinson & Elkins L.L.P. or any other legal counsel. Furthermore, this section focuses on unitholders who are individual citizens or residents of the United States (for U.S. federal income tax purposes), whose functional currency is the U.S. dollar and who hold units as capital assets (generally, property that is held for investment). This section has only limited applicability to corporations, partnerships (and entities treated as partnerships for U.S. federal income tax purposes) estates, trusts, non-resident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, non-U.S. persons, individual retirement accounts (IRAs), employee benefit plans, real estate investment trusts or mutual funds.

        Accordingly, because unitholders may have unique circumstances beyond the scope of the discussion herein, we encourage each prospective unitholder to consult such unitholder's own tax advisor in analyzing the U.S. federal, state, local and non-U.S. tax consequences particular to that unitholder resulting from their ownership or disposition of our units.

        We are relying on opinions and advice of Vinson & Elkins L.L.P. with respect to the matters described herein. An opinion of counsel represents only that counsel's best legal judgment and does not bind the Internal Revenue Service ("IRS") or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any such contest of the matters described herein may materially and adversely impact the market for our units and the prices at which such units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our unitholders and our manager and thus will be borne directly or indirectly by the unitholders and the manager. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

        For the reasons described below, Vinson & Elkins L.L.P. has not rendered an opinion with respect to the following specific U.S. federal income tax issues: (1) the treatment of a unitholder whose units are loaned to a short seller to cover a short sale of units (see "—U.S. Federal Income Taxation of Unitholders—Treatment of Short Sales"); (2) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (see "—Disposition of Common Units—Allocations Between Transferors and Transferees"); and (3) whether our method for taking into account Section 743 adjustments is sustainable in certain cases (see "—U.S. Federal Income Taxation of Unitholders—Section 754 Election").

Taxation of Niska Gas Storage Partners LLC

  Partnership Status

        Niska Gas Storage Partners LLC expects to be treated as a partnership for U.S. federal income tax purposes and, therefore, generally will not be liable for U.S. federal income taxes. Instead, as described below, each of the unitholders will be required to take into account its respective share of our items of income, gain, loss and deduction in computing its U.S. federal income tax liability as if the unitholder had earned such income directly, even if no cash distributions are made to the unitholder. Distributions by us to a unitholder generally will not give rise to income or gain taxable to such unitholder, unless the amount of cash distributed to the unitholder exceeds the unitholder's adjusted tax basis in its common units.

        If Niska Gas Storage Partners LLC were treated as a corporation for U.S. federal income tax purposes, our items of income, gain, loss and deduction would be reflected only on its tax return, rather than being passed through to the unitholders, and our net income would be taxed to us at corporate rates. Accordingly, our taxation as a corporation would materially reduce our cash distributions to unitholders and thus would likely substantially reduce the value of our units. In addition, any distribution made to a unitholder would be treated as taxable dividend income to the extent of our current or accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital to the extent of the unitholder's tax basis in its common units, or taxable capital gain, after the unitholder's tax basis in its common units is reduced to zero.

        The remainder of this section has been prepared based on the assumption that Niska Gas Storage Partners LLC will be classified as a partnership for U.S. federal income tax purposes.

U.S. Federal Income Taxation of Unitholders

  Unitholder Status as Partner

        Unitholders who are admitted as members of Niska Gas Storage Partners LLC, as well as unitholders whose units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of units, will be treated as partners of the partnership for U.S. federal income tax purposes. For a discussion related to the risks of losing partner status as a result of short sales, see "—U.S. Federal Income Taxation of Unitholders—Treatment of Short Sales."

        Items of our income, gain, loss, or deductions would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore be fully taxable as ordinary income. Unitholders are urged to consult their own tax advisors with respect to the consequences of their status as partners in our company for U.S. federal income tax purposes.

  Flow-Through of Taxable Income

        Subject to the discussion below under "—Entity-Level Collections of Unitholder Taxes" with respect to payments we may be required to make on behalf of our unitholders, and aside from any taxes paid by a corporate subsidiary, we will not pay any U.S. federal income tax. However, a portion of our operations and subsidiaries will be subject to Canadian federal income tax and U.S. taxes, such as state and local taxes. For U.S. federal income tax purposes, unitholders will be required to report on their income tax return their shares of our income, gain, loss and deductions without regard to whether we make cash distributions to them. Consequently, we may allocate income to a unitholder even if that unitholder has not received a cash distribution. Each unitholder will be required to include in income its allocable share of our income, gains, losses and deductions for our taxable year or years ending with or within its taxable year. Our taxable year ends on December 31.

  Treatment of Distributions

        Distributions made by us to a unitholder generally will not be taxable to the unitholder for U.S. federal income tax purposes, except to the extent the amount of any such cash distribution exceeds its tax basis in its units immediately before the distribution. Cash distributions made by us to a unitholder in an amount in excess of the unitholder's tax basis in its units generally will be considered to be gain from the sale or exchange of those common units, taxable in accordance with the rules described under "—Disposition of Common Units" below. Any reduction in a unitholder's share of our "nonrecourse liabilities" (liabilities for which no partner bears the economic risk of loss), including as a result of future issuances of additional common units, will be treated as a distribution by us of cash to that unitholder. To the extent that cash distributions made by us cause a unitholder's "at risk" amount to be less than zero at the end of any taxable year, that unitholder must recapture any losses deducted in previous years. See "—Limitations on Deductibility of Losses."

        A non-pro rata distribution of money or property, including a deemed distribution resulting from a reduction in a unitholder's share of our liabilities as set forth above, may result in ordinary income to a unitholder, regardless of that unitholder's tax basis in its common units, if the distribution reduces the unitholder's share of our "unrealized receivables," including depreciation recapture, or substantially appreciated "inventory items," both as defined in Section 751 of the Internal Revenue Code, and collectively, "Section 751 Assets." To the extent of such a reduction, a unitholder will be treated as having received its proportionate share of the Section 751 Assets and then having exchanged those assets for a portion of the distribution made to such unitholder. This latter deemed exchange generally will result in the unitholder's recognition of ordinary income. The amount of that income will equal the excess of (1) the non-pro rata portion of that distribution over (2) the unitholder's tax basis (generally zero) for the share of Section 751 Assets deemed relinquished in the exchange.

  Basis of Common Units

        A unitholder's initial tax basis for its units will be the amount it paid for the common units plus its share of our liabilities. That basis will be increased by the unitholder's share of our income and by any increases in its share of our liabilities. That basis generally will be decreased, but not below zero, by distributions from us, by the unitholder's share of our losses, by any decreases in its share of our liabilities and by its share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized.

  Limitations on Deductibility of Losses

        The deduction by a unitholder of that unitholder's share of our losses will be limited to the lesser of (i) the tax basis in that unitholder's units and, (ii) in the case of a unitholder who is an individual, estate, trust, or corporation (if more than 50% of the value of the corporate unitholder's stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations) to the amount for which the unitholder is considered to be "at risk" with respect to our activities. A common unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause the unitholder's at risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction in a later year to the extent that the unitholder's tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon the taxable disposition of a unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at risk limitation in excess of that gain would not be utilizable.

        In general, a unitholder will be at risk to the extent of the tax basis of the unitholder's units, excluding any portion of that basis attributable to the unitholder's share of our liabilities, reduced by

(1) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (2) any amount of money the unitholder borrows to acquire or hold its units, if the lender of those borrowed funds owns an interest in us, is related to another unitholder or can look only to the units for repayment. A unitholder's at risk amount will increase or decrease as the tax basis of its units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in the unitholder's share of our liabilities.

        In addition to the basis and at risk limitations on the deductibility of losses, passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations are permitted to deduct losses from passive activities, which are generally defined as trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer's income from those passive activities. The passive loss limitations are applied separately with respect to each publicly-traded partnership. Consequently, any passive losses we generate will be available to offset only our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or a unitholder's investments in other publicly-traded partnerships, or a unitholder's salary or active business income. Passive losses that are not deductible because they exceed a unitholder's share of income we generate may be deducted in full when it disposes of its entire investment in us in a fully taxable transaction with an unrelated party. The passive activity loss rules are applied after other applicable limitations on deductions, including the at risk rules and the basis limitation.

  Limitations on Interest Deductions

        The deductibility of a non-corporate taxpayer's "investment interest expense" is generally limited to the amount of that taxpayer's "net investment income." Investment interest expense includes:

  •
  interest on indebtedness properly allocable to property held for investment;

  •
  our interest expense attributed to portfolio income; and

  •
  the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

        The computation of a unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or qualified dividend income. The IRS has indicated that net passive income earned by a publicly-traded partnership will be treated as investment income to its unitholders for purposes of the investment interest expense limitation. In addition, the unitholder's share of our portfolio income will be treated as investment income.

  Entity-Level Collections of Unitholder Taxes

        If we are required or elect under applicable law to pay any U.S. federal, state, local or non-U.S. tax on behalf of any unitholder or our manager or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a unitholder whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our limited liability company agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our limited liability company agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund. Unitholders are urged to consult their tax advisors to determine the consequences to them of any tax payment we make on their behalf.

  Allocation of Income, Gain, Loss and Deduction

        In general, our items of income, gain, loss and deduction will be allocated among our manager and the unitholders in accordance with their percentage interests in us. However, at any time that distributions are made to the common units in excess of distributions to the subordinated units, or incentive distributions are made, gross income will be allocated to the recipients to the extent of these distributions.

        In addition, specified items of our income, gain, loss and deduction will be allocated among our owners to account for the difference between the tax basis and fair market value of our assets at the time of an offering of units by us or certain other transactions. The effect of these allocations, referred to as Section 704(c) Allocations, to a unitholder acquiring common units in this offering will be essentially the same as if the tax bases of our assets were equal to their fair market values at the time of this offering. However, in connection with providing this benefit to any future unitholders, similar allocations, will be made to all holders of partnership interests immediately prior to such other transactions, including purchasers of common units in this offering, to account for the difference between the "book" basis for purposes of maintaining capital accounts and the fair market value of all property held by us at the time of such issuance or future transaction.

        Further, items of recapture income will be allocated to the extent possible to the members who were allocated deductions giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although we do not expect that the results of our operations will cause unitholders to have negative capital account balances, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate the negative balances as quickly as possible.

        An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Internal Revenue Code to eliminate book-tax disparities generally will be given effect for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction only if the allocation has substantial economic effect. In any other case, a partner's share of an item will be determined on the basis of that partner's interest in us, taking into account all the facts and circumstances, including:

  •
  its relative contributions to us;

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  the interests of all the partners in profits and losses

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  the interest of all the partners in cash flow; and

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  the rights of all the partners to distributions of capital upon liquidation.

        Vinson & Elkins L.L.P. is of the opinion that, with the exception of those allocations described above relating to eliminating book-tax disparities, the issues described in "—Section 754 Election" and "—Disposition of Common Units—Allocations Between Transferors and Transferees," allocations under our limited liability company agreement will be given effect for U.S. federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction.

  Treatment of Short Sales

        A unitholder whose units are loaned to a "short seller" to cover a short sale of units may be considered as having disposed of those units. If so, such unitholder would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

  •
  any of our income, gain, loss or deduction with respect to those units would not be reportable by the unitholder; and

  •
  the full amount of any cash distributions received by the unitholder may be subject to tax as ordinary income.

        Vinson & Elkins L.L.P. has not rendered an opinion regarding the tax treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units. Unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their units. The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. For further information, see "—Disposition of Common Units—Recognition of Gain or Loss."

  Alternative Minimum Tax

        Each unitholder will be required to take into account the unitholder's distributive share of any items of our income, gain, loss or deduction for purposes of the alternative minimum tax. The current alternative minimum tax rate for non-corporate taxpayers is 26% on the first $175,000 of alternative minimum taxable income in excess of the exemption amount and 28% on any additional alternative minimum taxable income. Prospective unitholders are urged to consult their tax advisors with respect to the impact of an investment in our units on their liability for the alternative minimum tax.

  Tax Rates

        Under current law, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 35% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, gains from the sale or exchange of certain investment assets held for more than one year) of individuals is 15%. However, absent new legislation extending the current rates, beginning January 1, 2013, the highest marginal U.S. federal income tax rate applicable to ordinary income and long-term capital gains of individuals will increase to 39.6% and 20%, respectively. These rates are subject to change by new legislation at any time.

        In addition, for taxable years beginning after December 31, 2012, a 3.8% Medicare tax will apply to certain investment income earned by individuals, estates, and trusts. For this purpose, investment income generally includes a unitholder's allocable share of our income and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder's net investment income from all investments, or (ii) the amount by which the unitholder's modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse) or $200,000 (if the unitholder is unmarried). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess of the estate's or trust's adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

  Section 754 Election

        We have made the election permitted by Section 754 of the Internal Revenue Code. That election will generally permit us to adjust the tax basis in our assets ("inside basis") as to specific purchasers of units under Section 743(b) of the Internal Revenue Code to reflect the purchase price paid. The Section 743(b) adjustment separately applies to each unitholder who purchases units from another unitholder based upon the values and bases of our assets at the time of the purchase. The Section 743(b) adjustment does not apply to a person who purchases common units directly from us, and belongs only to the purchaser and not to other unitholders. See, however, "—Allocation of Income, Gain, Loss and Deduction" above. For purposes of this discussion, a unitholder's inside basis in our assets will be considered to have two components: (1) the unitholder's share of our tax basis in our assets ("common basis") and (2) the unitholder's Section 743(b) adjustment to that basis.

        The timing and calculation of deductions attributable to Section 743(b) adjustments to our common basis will depend upon a number of factors, including the nature of the assets to which the adjustment is allocable, the extent to which the adjustment offsets any Internal Revenue Code Section 704(c) type gain or loss with respect to an asset and certain elections we make as to the manner in which we apply Internal Revenue Code Section 704(c) principles with respect to an asset to which the adjustment is applicable. See "—Allocation of Income, Gain, Loss and Deduction" above.

        The timing of these deductions may affect the uniformity of our units. Under our limited liability company agreement, our manager is authorized to take a position to preserve the uniformity of units even if that position is not consistent with these and any other Treasury Regulations or if the position would result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. See "—Uniformity of Units." Vinson & Elkins L.L.P. is unable to opine as to the validity of any such alternate tax positions because there is no clear applicable authority. A unitholder's basis in a common unit is reduced by his or her share of our deductions (whether or not such deductions were claimed on an individual income tax return) so that any position that we take that understates deductions will overstate the unitholder's basis in his or her common units and may cause the unitholder to understate gain or overstate loss on any sale of such common units. See "—Uniformity of Units" below.

        A Section 754 election is advantageous if a purchaser's tax basis in its units is higher than the units' share of the aggregate tax basis of our assets immediately prior to the purchase. In that case, as a result of the election, the purchaser would have, among other items, a greater amount of depreciation deductions and the purchaser's share of any gain or loss on a sale of assets by us would be less. Conversely, a Section 754 election is disadvantageous if the purchaser's tax basis in its units is lower than those units' share of the aggregate tax basis of our assets immediately prior to the purchase. Thus, the fair market value of the units may be affected either favorably or unfavorably by the election. Nonetheless, a basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in us if we have a substantial built-in loss immediately after the transfer, or if we distribute property and have a substantial basis reduction. Generally a built-in loss or a basis reduction is substantial if it exceeds $250,000.

        The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment we allocated to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally either nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS or that the resulting deductions will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should the manager determine the expense of compliance exceeds the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than such purchaser would have been allocated had the election not been revoked.

  Foreign Tax Credits

        Subject to detailed limitations set forth in the Internal Revenue Code, a unitholder may elect to claim a credit against its liability for U.S. federal income tax for its share of certain non-U.S. taxes paid by us. The amount and availability of such credit will be dependent upon several factors, such as whether the unitholder has sufficient income from foreign sources, whether such income is in the same foreign tax credit category as our income, and the rate of foreign tax to which our income is subject.

        Given the complexity of the rules relating to the determination of the foreign tax credit, prospective unitholders are urged to consult their own tax advisors to determine whether or to what extent they would be entitled to such credit. Unitholders who do not elect to claim foreign tax credits may instead claim a deduction for their shares of foreign taxes paid by us.

Tax Treatment of Operations

  Accounting Method and Taxable Year

        We will use the year ending December 31 as our taxable year and the accrual method of accounting for U.S. federal income tax purposes. Each unitholder will be required to include in income his share of our income, gain, loss and deduction for our taxable year ending within or with his taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his units following the close of our taxable year but before the close of his taxable year must include his share of our income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than one year of our income, gain, loss and deduction. See "—Disposition of Common Units—Allocations Between Transferors and Transferees."

  Tax Basis, Depreciation and Amortization

        The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering will be borne by our partners holding interests in us prior to the offering. See "—U.S. Federal Income Taxation of Unitholders—Allocation of Income, Gain, Loss and Deduction."

        To the extent allowable, we may elect to use the depreciation and cost recovery methods that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. We may not be entitled to any amortization deductions with respect to certain goodwill properties conveyed to us or held by us at the time of any future offering. See "—Uniformity of Units." Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Internal Revenue Code.

        If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in us. See "—U.S. Federal Income Taxation of Unitholders—Allocation of Income, Gain, Loss and Deduction" and "—Disposition of Common Units—Recognition of Gain or Loss."

        The costs incurred in offering and selling our units (called "syndication expenses") must be capitalized and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses.

  Valuation and Tax Basis of Our Properties

        The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values and the initial tax bases of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

  Recognition of Gain or Loss

        Gain or loss will be recognized on a sale of units equal to the difference between the unitholder's amount realized and the unitholder's tax basis for the units sold. A unitholder's amount realized will equal the sum of the cash or the fair market value of other property received plus the share of our liabilities allocable to the units sold. Because the amount realized includes a unitholder's share of our liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

        Prior distributions from us in excess of cumulative net taxable income for a common unit will decrease a unitholder's tax basis in that common unit and, in effect, become taxable income if the common unit is sold at a price greater than the unitholder's tax basis in that common unit, even if the price received is less than original cost.

        Except as noted below, gain or loss recognized by a unitholder on the sale or exchange of a unit held for more than one year will generally be taxable as capital gain or loss. However, a portion, which will likely be substantial, of this gain or loss will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to depreciation recapture or other "unrealized receivables" or "inventory items" that we own. The term "unrealized receivables" includes potential recapture items, including depreciation recapture. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized on the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Net capital loss may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gain in the case of corporations.

        The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner's tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner's entire interest in the partnership. By contrast, Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify common units sold with an ascertainable holding period to elect to use the actual holding period of the common units sold. Thus, according to the ruling discussed above, a common unitholder will be unable to select high or low basis common units to sell (as would be the case with corporate stock), but, according to the Treasury Regulations, may designate specific common units sold for purposes of determining the holding period of units sold. A unitholder electing to use the actual holding period of common units sold must consistently use that identification method for all subsequent sales or exchanges of common units. A unitholder considering the purchase of additional units or a sale of common units purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

        Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an "appreciated" partnership interest, or one with respect to which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

  •
  a short sale;

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  an offsetting notional principal contract; or

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  a futures or forward contract with respect to the partnership interest or substantially identical property.

        Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to a partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold an appreciated financial position.

  Allocations Between Transferors and Transferees

        In general, our taxable income or loss will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month (the "Allocation Date"). However, gain or loss recognized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a unitholder transferring units after the Allocation Date may be allocated income, gain, loss and deduction realized after the date of transfer.

        Although simplifying conventions are contemplated by the Internal Revenue Code and most publicly-traded partnerships use similar such conventions, the use of this method may not be permitted under existing Treasury Regulations. Recently, however, the Department of the Treasury and the IRS issued proposed Treasury Regulations that provide a safe harbor pursuant to which a publicly-traded partnership may use a similar monthly simplifying convention to allocate tax items among transferor and transferee unitholders. Nonetheless, the proposed regulations do not specifically authorize the use of the proration method we have adopted. Accordingly, Vinson & Elkins L.L.P. is unable to opine on the validity of this method of allocating income and deductions between transferee and transferor unitholders. If this method were not permitted, or only applied to transfers of less than all of the unitholder's interest, our taxable income or losses might be reallocated among unitholders. Under our Operating Agreement, we are authorized to revise our method of allocation between transferee and transferor unitholders, as well as among unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations.

        A unitholder who owns units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions through the month of disposition but will not be entitled to receive a cash distribution for the quarter.

  Notification Requirements

        A unitholder who sells any of its units is generally required to notify us in writing of that transaction within 30 days after the transaction (or, if earlier, January 15 of the year following the transaction). However, this reporting requirement does not apply to a sale by an individual who is a citizen or resident of the United States and who effects the sale or exchange through a broker who will satisfy such requirement. A purchaser of units who purchases units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a transfer of units may, in some cases, lead to the imposition of penalties.

  Constructive Termination

        We will be considered to have terminated as a partnership for U.S. federal income tax purposes upon the sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of measuring whether the 50% threshold has been met, multiple sales of the same unit are counted only once. A constructive termination results in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than a the calendar year, the closing of our taxable year may result in more than twelve months of our taxable income or loss being includable in such unitholder's taxable income for the year of termination. A constructive termination occurring on a date other than December 31 generally will result in us filing two tax returns for one fiscal year, and the cost of the preparation of these returns will be borne by all unitholders. However, pursuant to an IRS relief procedure the IRS may allow a constructively terminated partnership to provide a single Schedule K-1 for the calendar year in which a termination occurs. We would be required to make new tax elections after a termination, including a new election under Section 754 of the Internal Revenue Code, and a termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred until after the returns for the year of the termination were due. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation applicable to partnerships formed after the date of our termination.

Uniformity of Units

        Because we cannot match transferors and transferees of units and because of certain federal income tax requirements, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to comply with a number of U.S. federal income tax requirements. Any non-uniformity also could have a negative impact on the value of the units. See "—U.S. Federal Income Taxation of Unitholders—Section 754 Election."

        Our Operating Agreement permits our manager to take positions in filing our tax returns that preserve the uniformity of our units even under circumstances like those described above. These positions may include reducing for some unitholders the depreciation, amortization or loss deductions to which they would otherwise be entitled or reporting a slower amortization of Section 743(b) adjustments for some unitholders than that to which they would otherwise be entitled. Our counsel, Vinson & Elkins L.L.P., is unable to opine as to validity of such filing positions. A unitholder's basis in units is reduced by its share of our deductions (whether or not such deductions were claimed on its tax return) so that any position that we take that understates deductions will overstate the unitholder's basis in its common units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. See "—Disposition of Common Units—Recognition of Gain or Loss" above and

"—Tax Consequences of Unit Ownership—Section 754 Election" above. The IRS may challenge one or more of the positions we take to preserve the uniformity of units. If such a challenge were sustained, the uniformity of units could be affected, and, under some circumstances, the gain from the sale of units could be increased without the benefit of additional deductions.

Non-U.S. Investors

        Ownership of units by non-resident aliens (as determined for federal income purposes), non-U.S. corporations or other non-U.S. persons raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them. If you are a non-U.S. person, you should consult your tax advisor before investing in our common units.

        Under rules applicable to publicly-traded partnerships, distributions we make to non-U.S. unitholders are subject to withholding tax at the highest effective applicable rate to the extent attributable to income that is effectively connected with the conduct of a U.S. trade or business. Given the uncertainty at the time of making distributions regarding the amount of any distribution that is attributable to income that is so effectively connected, we intend to treat all of our distributions as attributable to our U.S. operations, and as a result, the entire distribution will be subject to withholding.

        Non-resident aliens and non-U.S. corporations, trusts or estates that own common units will be considered to be engaged in business in the United States because of their ownership of common units. As a consequence, they will be required to file U.S. federal tax returns to report their shares of our income, gain, loss or deduction that is effectively connected with the conduct of a U.S. trade or business and pay federal income tax at regular rates on their shares of our net income or gain that is effectively connected with the conduct of a U.S. trade or business. Because we have substantial operations both inside and outside of the United States, we anticipate that a portion of our net income or gain will be effectively connected with the conduct of a U.S. trade or business and a portion of our net income or gain will not be effectively connected with the conduct of a U.S. trade or business. However, given the factual nature of such an analysis, we cannot assure you of the relative amount of our net income or gain that will be treated as effectively connected with the conduct of a U.S. trade or business in any year. A non-U.S. unitholder who obtains a taxpayer identification number from the IRS and timely submits that number to our transfer agent on a Form W-8BEN or applicable substitute form may, on his U.S. federal income tax return, apply the taxes withheld from distributions as a credit against the tax liability due with respect to the return and claim a refund of any withholding in excess of that tax liability.

        In addition, because a non-U.S. corporation that owns common units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain, as adjusted for changes in the non-U.S. corporation's "U.S. net equity," that is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the non-U.S. corporate unitholder is a "qualified resident." In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

        A non-U.S. unitholder who sells or otherwise disposes of a common unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with the conduct of a U.S. trade or business of the non-U.S. unitholder. Under a ruling published by the IRS, interpreting the scope of "effectively connected income," part or all of a non-U.S. unitholder's gain would be effectively connected with the U.S. trade or business deemed conducted by the non-U.S. unitholder by virtue of its ownership of an interest in us. Moreover, under the Foreign Investment in Real Property Tax Act, a non-U.S. common unitholder generally will be subject to U.S. federal income tax upon the sale or disposition of a common unit if (1) it owned (directly or constructively applying certain attribution rules) more than 5% of our common units at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the common units or the 5-year period ending on the date of disposition. Therefore, non-U.S. unitholders may be subject to federal income tax on gain from the sale or disposition of their units.

Tax-Exempt Organizations

        Ownership of units by employee benefit plans and other tax-exempt organizations raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them. If you are a tax-exempt entity, you should consult your tax advisor before investing in our common units.

        Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to them.

Administrative Matters

  Information Returns and Audit Procedures

        We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder's share of income, gain, loss and deduction. We cannot assure you that those positions may not be challenged by the IRS, and if so challenged, may be concluded are impermissible by a court. Any challenge by the IRS could negatively affect the value of the units.

        The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year's tax liability, and possibly may result in an audit of its own return. Any audit of a unitholder's return could result in adjustments not related to our returns as well as those related to our returns.

        Partnerships generally are treated as entities separate from their owners for purposes of federal income tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the "Tax Matters Partner" for these purposes. Our limited liability company agreement names our manager as our Tax Matters Partner.

        The Tax Matters Partner will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

        A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

  Nominee Reporting

        Persons who hold an interest in us as a nominee for another person are required to furnish to us:

  •
  the name, address and taxpayer identification number of the beneficial owner and the nominee;

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  a statement regarding whether the beneficial owner is:

  (a)
  a person that is not a U.S. person;

  (b)
  a non-U.S. government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

  (c)
  a tax-exempt entity;

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  the amount and description of units held, acquired or transferred for the beneficial owner; and

  •
  specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

        Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1,500,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

  Accuracy-Related Penalties

        An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Internal Revenue Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion of the underpayment and that the taxpayer acted in good faith regarding that portion of the underpayment.

        For individuals, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000. The amount of any understatement subject to penalty generally is reduced if the underpayment is attributable to a position adopted on the return:

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  for which there is, or was, "substantial authority;" or

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  as to which there is a reasonable basis and the relevant facts of that position are disclosed on the return.

        A substantial valuation misstatement exists if (a) the value of any property, or the tax basis of any property, claimed on a tax return is 150% or more of the amount determined to be the correct amount of the valuation or tax basis, (b) the price for any property or services (or for the use of property) claimed on any such return with respect to any transaction between persons described in Internal Revenue Code Section 482 is 200% or more (or 50% or less) of the amount determined under

Section 482 to be the correct amount of such price, or (c) the net Internal Revenue Code Section 482 transfer price adjustment for the taxable year exceeds the lesser of $5 million or 10% of the taxpayer's gross receipts. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for a corporation other than an S Corporation or a personal holding company). The penalty is increased to 40% in the event of a gross valuation misstatement.

        If any item of income, gain, loss or deduction included in the distributive shares of unitholders may result in the kind of an "understatement" of income for which no "substantial authority" exists, we are obligated to disclose the relevant facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit unitholders to avoid liability for this penalty. More stringent rules apply to "tax shelters," which we do not believe includes us, or any of our investments, plans or arrangements.

  Reportable Transactions

        If we were to engage in a "reportable transaction," we (and possibly our unitholders and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction in the event it is a type of tax avoidance transaction publicly identified by the IRS as a "listed transaction," it produces certain kinds of losses for partnerships, individuals, S corporations, and trusts in excess of $2 million in any single tax year, or $4 million in any combination of six successive tax years or certain other requirements are satisfied. Our participation in a reportable transaction could increase the likelihood that our federal income tax information return (and possibly your tax return) would be audited by the IRS. See "—Information Returns and Audit Procedures."

        Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to the following provisions of the American Jobs Creation Act of 2004:

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  accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at "—Accuracy-Related Penalties;"

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  for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability; and

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  in the case of a listed transaction, an extended statute of limitations.

We do not expect to engage in any "reportable transactions."

  State and Local Taxation of Unitholders

        In addition to federal income taxes, you will likely be subject to other taxes, including state, local and income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. We will initially own assets and conduct business in California, Oklahoma and Texas. Each of California and Oklahoma currently imposes a personal income tax on individuals. Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, you will be required to file income tax returns and to pay income taxes in many of the jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction.

Withholding, the amount of which may be greater or less than a particular unitholder's income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. See "—U.S. Federal Income Taxation of Unitholders-Entity-Level Collections." Based on current law and our estimate of our future operations, our manager anticipates that any amounts required to be withheld for state and local taxes will not be material.

        It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of such unitholder's investment in us. Accordingly, we strongly recommend that each prospective unitholder consult, and depend upon, its own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and non-U.S., as well as U.S. federal income tax returns, that may be required of such unitholder. Vinson & Elkins L.L.P. has not rendered an opinion on any state or local tax consequences of an investment in us.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES TO UNITHOLDERS

        This section is a summary of the material Canadian federal income tax consequences that may be relevant to prospective unitholders who are (1) individual citizens or residents of the United States, or (2) individual or corporate residents of Canada and, unless otherwise noted in the following discussion, is the opinion of Bennett Jones LLP, which is Canadian counsel to our manager and us, insofar as it relates to Canadian federal income tax law. To the extent this section discusses Canadian federal income taxes, that discussion is based upon the Income Tax Act (Canada) (which is referred to in this Registration Statement as the "Canadian Tax Act") and the regulations thereunder (which are referred to in this Registration Statement as the "Canadian Regulations"), applicable case law and the current published administrative and assessing practices and policies of the Canada Revenue Agency (which is referred to in this Registration Statement as the "CRA"), all in effect as of the date of this Registration Statement. This summary also takes into account all proposals to amend the Canadian Tax Act or the Regulations which have been publicly announced by, or on behalf of, the Minister of Finance (Canada) prior to the date of this Registration Statement (which are referred to in this Registration Statement as the "Tax Proposals"), although no assurance can be given that the Tax Proposals will be enacted in the form proposed, or at all. This summary does not take into account or anticipate any other changes in law or administrative policy, whether by way of judicial, legislative or governmental decision or action, nor does it take into account provincial, territorial or non-Canadian income tax legislation or considerations, which may differ from the Canadian federal income tax consequences discussed in this summary. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below.

        This section does not address all Canadian federal, provincial, local and other tax matters that affect our unitholders. To the extent that this section relates to taxation by a provincial, local or other jurisdiction within Canada, such discussion is intended to provide only general information. We have not sought the opinion of legal counsel regarding Canadian provincial, local or other taxation matters and, thus, any portion of the following discussion relating to such taxes does not represent the opinion of Bennett Jones LLP or any other legal counsel.

        This summary is of a general nature only and is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in common units. The tax consequences of acquiring, holding and disposing of common units will vary according to the status of the unitholder. This summary is not intended to constitute legal or income tax advice to any particular unitholder. Prospective unitholders should obtain independent advice from their own tax advisors regarding the income tax considerations applicable to investing in common units, based on the unitholder's particular circumstances.

        No ruling has been or will be requested from the CRA regarding any matter that affects us or prospective unitholders. Instead, we will rely on opinions and advice of Bennett Jones LLP. Unlike a ruling, an opinion of counsel represents only that counsel's best legal judgment and does not bind the CRA or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the CRA. Any contest of this sort with the CRA may materially and adversely impact the market for our common units and the prices at which our common units trade. In addition, the costs of any contest with the CRA, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our unitholders and our manager and thus will be borne directly or indirectly by the unitholders and the manager. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

        All statements regarding matters of law and legal conclusions, set forth below, unless otherwise noted, are the opinion of Bennett Jones LLP. Such statements are based on the accuracy of the representations made by us, and statements of fact do not represent opinions of Bennett Jones LLP.

Taxation of Niska Gas Storage Partners LLC

        For Canadian federal income tax purposes, Niska Gas Storage Partners LLC will be considered a corporation, and common units will be considered share capital. Distributions on common units will be considered dividends, or in certain limited circumstances, returns of capital, and dispositions of common units will be considered dispositions of share capital. Taxation of these items is dependent upon the status of Niska Gas Storage Partners LLC as a non-resident of Canada for purposes of the Canadian Tax Act. Provided that the central management and control of Niska Gas Storage Partners LLC is not exercised in Canada, Niska Gas Storage Partners LLC will not be considered resident in Canada. Even if our central management and control were located in Canada, recent Canadian federal income tax case law suggests that there are potential arguments for asserting that we are not resident in Canada because we were formed pursuant to the laws of the State of Delaware. The remainder of this discussion assumes that Niska Gas Storage Partners LLC is not a resident of Canada for the purposes of the Canadian Tax Act. For a discussion of the tax consequences of Niska Gas Storage Partners LLC being resident, or carrying on business, in Canada, see the "Risk Factors" discussed earlier in this Registration Statement.

Taxation of Unitholders Resident in the United States

        This portion of the summary is applicable only to a unitholder who, for the purposes of the Canadian Tax Act and the Canada—United States Tax Convention (1980) (which is referred to in this Registration Statement as the "Treaty") and at all relevant times: (1) is an individual resident in the United States; (2) deals with us at arm's length; (3) is not affiliated with us; (4) holds our common units as capital property; (5) does not hold and is not deemed under the Canadian Tax Act to use or hold common units in or in the course of carrying on a business in Canada; and (6) does not hold the common units as designated insurance property in connection with an insurance business carried on in Canada and elsewhere. Such a unitholder is referred to in this Registration Statement as a "U.S. Holder." Common units in us will generally be considered to be capital property to a unitholder provided that the unitholder does not hold the common units in the course of carrying on a business and has not acquired the units in a transaction considered to be an adventure or concern in the nature of trade.

  Dividends on Common Units

        A U.S. Holder will not be subject to any Canadian federal income tax (including withholding tax) pursuant to the Canadian Tax Act on dividends received from us.

  Disposition of Common Units

        A U.S. Holder will not be subject to any Canadian federal income tax on gains realized pursuant to a disposition of our common units unless our common units constitute "taxable Canadian property" to a U.S. Holder at the time of the disposition and the U.S. Holder is not entitled to any relief from Canadian federal income tax under the Treaty.

        Provided that our common units are listed on a "designated stock exchange" at the particular time (which includes the NYSE), our common units (or options or rights to acquire our common units) will only be taxable Canadian property if at any time during the 60-month period preceding the date of disposition: (1) 25% or more of our issued common units (or options or rights to acquire our common units) were owned by the U.S. Holder, persons with whom the U.S. Holder did not deal at arm's length, or any combination thereof; and (2) more than 50% of the value of our common units was derived, directly or indirectly, from one or a combination of (A) real property situated in Canada, (B) Canadian resource property, (C) timber resource property, or (D) an option in respect of, or an interest in, any property described in (A) to (C).

        Even if our common units or options or rights to acquire our common units, constitute taxable Canadian property to a U.S. Holder, the Treaty can provide relief from Canadian federal income tax on any gains realized by a U.S. Holder who is a U.S. resident under the Treaty on a disposition of (1) options or rights to acquire our common units, and (2) common units, provided that Niska Gas Storage Partners LLC is, at the time of the disposition, not a resident of Canada. U.S. Holders whose common units or options or rights to acquire our common units are taxable Canadian property should seek separate Canadian tax advice with respect to any reporting obligations in Canada.

Taxation of Unitholders Resident in Canada

        This portion of the summary is applicable only to a unitholder who, for the purposes of the Canadian Tax Act and the Treaty and at all relevant times: (1) is an individual or corporation resident in Canada; (2) deals with us at arm's length; (3) is not affiliated with us; (4) does not, together with related persons, own a sufficient equity percentage of our common units that we would be considered a "foreign affiliate" of such unitholder; and (5) holds our units as capital property. Such a unitholder is referred to in this Registration Statement as a "Canadian Holder." Common units in us will generally be considered to be capital property to a unitholder provided the unitholder does not hold the common units in the course of carrying on a business and has not acquired the common units in a transaction considered to be an adventure or concern in the nature of trade.

        This summary is not applicable to a Canadian Holder: (1) that is a "financial institution" for purposes of the "mark-to-market" rules, (2) an interest in which is a "tax shelter investment," or (3) that has elected to determine its Canadian tax results in accordance with the "functional currency" rules, as each of those terms is defined in the Canadian Tax Act. Such Canadian Holders should consult their own tax advisors.

  Exchange Rate

        For purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of our common units, including dividends, adjusted cost base and proceeds of disposition, must be expressed in Canadian dollars using the rate of exchange quoted by the Bank of Canada at noon on the date such amounts first arose, or such other rate of exchange as is acceptable to the CRA.

  Dividends on Common Units

        Distributions from us on our common units will generally be characterized as dividends for the purposes of the Canadian Tax Act. The full amount of dividends received or deemed to be received by a Canadian Holder on our common units, including amounts deducted for U.S. withholding tax, if any, will be included in computing the Canadian Holder's income. For an individual (including a trust) the gross-up and dividend tax credit in the Canadian Tax Act will not apply to such dividends. A Canadian Holder that is a corporation will not be entitled to deduct the amount of such dividends in computing its taxable income. A Canadian Holder that is throughout the relevant taxation year a "Canadian-controlled private corporation," (as defined in the Canadian Tax Act), is liable to pay an additional refundable tax of 6 2/3% on its "aggregate investment income" for the year, which will include such dividends. To the extent U.S. withholding tax is deducted in respect of the dividends paid on our common units, the amount of such tax generally may be eligible for foreign tax credit or deduction treatment, subject to the detailed rules and limitations under the Canadian Tax Act. Canadian Holders should consult their own tax advisors with respect to the availability of a foreign tax credit or deduction, having regard to their own particular circumstances and the fact that we are treated as a partnership for U.S. federal income tax purposes.

  Disposition of Common Units

        A Canadian Holder who disposes of, or is deemed to have disposed of, a common unit (including the purchase of a common unit by us) will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the common unit exceed (or are less than) the aggregate of the adjusted cost base of such common unit and any reasonable costs of disposition. One-half of the amount of a capital gain is a taxable capital gain and is required to be included in income in the year the capital gain is realized. One-half of a capital loss is an allowable capital loss and must be deducted against taxable capital gains realized in the year of disposition. The unused portion of an allowable capital loss may be carried back up to three years or forward indefinitely and deducted against net taxable capital gains realized in such years, in the circumstances and to the extent provided under the Canadian Tax Act.

        A "Canadian-controlled private corporation" (as defined in the Canadian Tax Act) is liable to pay an additional refundable tax of 6 2/3% on its "aggregate investment income" which may include taxable capital gains. Capital gains realized by an individual or trust, other than certain specified trusts, may give rise to a liability for alternative minimum tax under the Canadian Tax Act.

        Canadian Holders that are subject to U.S. taxation on the disposition of our common units should consult their own tax advisors with respect to their entitlement to claim exemption from U.S. taxation on the disposition under the provisions of the Treaty and their eligibility for a foreign tax credit or deduction in respect of such amounts under the Canadian Tax Act.

  Foreign Property Information Reporting

        A Canadian Holder that is a "specified Canadian entity" for a taxation year or a fiscal period and whose total "cost amount" of "specified foreign property" (as such terms are defined in the Canadian Tax Act) at any time in the year or period exceeds CDN$100,000 will be required to file an information return for the year or period disclosing certain prescribed information. Subject to certain exceptions, a Canadian Holder will be a "specified Canadian entity." Our common units will be "specified foreign property." Canadian Holders should consult their own tax advisors regarding whether they are subject to these reporting requirements.

  Offshore Investment Fund Property Tax Proposals

        The 2010 Budget Proposals contain proposed amendments to the Canadian Tax Act (which are referred to in this Registration Statement as the "OIFP Proposals") relating to the income tax treatment of Canadian residents holding interests in property that constitute "offshore investment fund property" (which are referred to in this Registration Statement as the "OIFP Rules"). Draft legislation regarding the OIFP Proposals was put forward on August 27, 2010 (the "OIFP Draft Legislation"). As a result of introducing the OIFP Proposals and the OIFP Draft Legislation, all former proposed amendments to the OIFP Rules introduced by the Canadian Parliament on September 7, 2008 in Bill C-10, An Act to Amend the Canadian Tax Act, or otherwise (generally referred to as the "foreign investment entity" or FIE rules), are no longer applicable.

        Pursuant to the OIFP Proposals and OIFP Draft Legislation, where, in a particular year, a resident of Canada holds or has an interest in property that is a share of, an interest in, or a debt of an entity that is not a Canadian resident (or an interest in, right or option to acquire such a share, interest or debt) that may reasonably be considered to derive its primary value, directly or indirectly, from certain listed portfolio investments of that entity or another entity that is not a Canadian resident (which is referred to in this Registration Statement as "Offshore Investment Fund Property"), and one of the main reasons for acquiring an interest in such Offshore Investment Fund Property is to reduce or defer the holder's tax liability that would have applied to the income generated by the portfolio investments if such income had been earned directly by the holder, the holder will generally be required to include in computing income for the year, an amount equal to the amount, if any, by which (1) the product obtained when the holder's "designated cost amount" (as defined in the Canadian Tax Act) of such Offshore Investment Fund Property is multiplied by the three-month-average Canadian Treasury Bill rate plus two percentage points, exceeds (2) the holder's income for the year from such Offshore Investment Fund Property (other than any capital gains realized by the holder on the disposition of such Offshore Investment Fund Property).

        As at the date of this Registration Statement, the OIFP Draft Legislation remains draft legislation. As a result, no assurance can be given that the OIFP Proposals and the OIFP Draft Legislation will be enacted in the form proposed, or at all. Although not free from doubt, a Canadian Holder's investment in our common units may constitute an interest in Offshore Investment Fund Property under the OIFP Rules, the OIFP Proposals and the OIFP Draft Legislation. As a result, each Canadian Holder will have to make a determination of whether one of the main reasons for making an investment in our common units was to reduce or defer the Canadian Holder's tax that would otherwise have been payable if the income generated by the portfolio investments held by us had been earned directly by the Canadian Holder, although the fact that we intend to make quarterly distributions to the holders of our common units should be a mitigating factor. Canadian Holders are advised to consult their own tax advisors for a detailed understanding of the OIFP Rules, the OIFP Proposals and the OIFP Draft Legislation, and their potential application to an investment in our common units.

  Eligibility For Investment

        Subject to the provisions of any particular plan and provided that our common units are listed at all relevant times on a "designated stock exchange" within the meaning of the Canadian Tax Act (which includes the NYSE), our common units will, if issued on the date hereof, be qualified investments under the Canadian Tax Act for a trust governed by a registered retirement savings plan (a "RRSP"), registered education savings plan, registered retirement income fund (a "RRIF"), deferred profit sharing plan, registered disability savings plan and a tax-free savings account (a "TFSA").

        Notwithstanding that our common units may be a qualified investment for a trust governed by a TFSA, the Canadian Holder of a TFSA will be subject to a penalty tax on the common units held in the TFSA if such common units are a "prohibited investment" for the purposes of the Canadian Tax Act. The common units will generally be a "prohibited investment" if the Canadian Holder of the TFSA does not deal at arm's length with us for the purposes of the Canadian Tax Act or the Canadian Holder of the TFSA has a "significant interest" (as defined in the Canadian Tax Act) in us or a corporation, partnership or trust with which we do not deal at arm's length for the purposes of the Canadian Tax Act. Such Canadian Holders are urged to consult their own tax advisors.

        On August 16, 2011, the Minister of Finance (Canada) released draft legislation containing proposed amendments to the Canadian Tax Act that included extending the penalty tax applicable to a "prohibited investment" held in a TFSA to also apply to trusts governed by a RRSP or a RRIF (the "RRSP/RRIF Draft Legislation"). Under the RRSP/RRIF Draft Legislation the common units would generally be a "prohibited investment" if the Canadian Holder of the RRSP or RRIF does not deal at arm's length with us for the purposes of the Canadian Tax Act or the Canadian Holder of the RRSP or RRIF has a "significant interest" (as defined in the Canadian Tax Act) in us or a corporation, partnership or trust with which we do not deal at arm's length for the purposes of the Canadian Tax Act. No assurance can be given that the RRSP/RRIF Draft Legislation will be enacted in the form proposed, or at all. Nonetheless, Canadian Holders affected by the RRSP/RRIF Draft Legislation are urged to consult their own tax advisors.

 MATERIAL U.S. TAX CONSEQUENCES OF OWNERSHIP OF DEBT SECURITIES

        A description of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of debt securities will be set forth on the prospectus supplement relating to the offering of debt securities.

 MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES
OF OWNERSHIP OF DEBT SECURITIES

        A description of the material Canadian federal income tax consequences of the acquisition, ownership and disposition of debt securities will be set forth on the prospectus supplement relating to the offering of debt securities.

INVESTMENT IN NISKA GAS STORAGE PARTNERS LLC BY EMPLOYEE BENEFIT PLANS

        An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, as well as the prohibited transaction restrictions imposed by Section 4975 of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. For these purposes, the term "employee benefit plan" includes, but is not limited to, qualified pension, profit-sharing, and stock bonus plans, certain Keogh plans, certain simplified employee pension plans, and tax-deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

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  whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

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  whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(l)(C) of ERISA;

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  whether the investment is permitted under the terms of the applicable documents governing the plan;

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  whether the investment will constitute a "prohibited transaction" under Section 406 of ERISA and Section 4975 of the Internal Revenue Code (see below);

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  whether in making the investment, that plan will be considered to hold as plan assets (1) only the investment in our units or (2) an undivided interest in our underlying assets (see below); and

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  whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment return.

        The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing plan instruments and whether such investment is otherwise a proper investment for the plan.

        Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit employee benefit plans, and certain IRAs that are not considered part of an employee benefit plan, from engaging in specified transactions ("prohibited transactions") involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to the plan.

        In addition to considering whether the purchase of common units is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our manager also would be a fiduciary of the plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Internal Revenue Code.

        The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed "plan assets" under some circumstances. Under these regulations, an entity's underlying assets generally would not be considered to be "plan assets" if, among other things:

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  the equity interests acquired by employee benefit plans are "publicly offered securities;" i.e., the equity interests are part of a class of securities that are widely held by 100 or more investors independent of the issuer and each other, "freely transferable" (as defined in the regulations), and either part of a class of securities registered under some provisions of the federal securities laws or sold to the plan as part of a public offering under certain conditions;

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  the entity is an "operating company,"—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority owned subsidiary or subsidiaries; or

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  there is no significant investment by benefit plan investors, which is defined to mean that, immediately after the most recent acquisition by a plan of an equity interest in an entity, less than 25% of the total value of each class of equity interest, disregarding some interests held by our manager, its affiliates, and some other persons, is held by "benefit plan investors." Our assets should not be considered "plan assets" under these regulations because it is expected that the investment will satisfy the requirements in the first bullet point above.

        Plan fiduciaries contemplating a purchase of our common units should consult with their own counsel regarding the consequences under ERISA and the Internal Revenue Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other ERISA violations.

 PLAN OF DISTRIBUTION

        The securities offered pursuant to this prospectus and any accompanying prospectus supplement may be sold in any of the following ways:

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  directly to one or more purchasers;

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  through agents;

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  through underwriters, brokers or dealers; or

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  through a combination of any of these methods of sale.

        In addition, we or the selling unitholder may from time to time sell securities in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. In such event, we and the selling unitholder, if applicable, may be required by the securities laws of certain states to offer and sell the common units only through registered or licensed brokers or dealers.

        We will fix a price or prices of our securities at:

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  market prices prevailing at the time of any sale under this registration statement;

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  prices related to market prices; or

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  negotiated prices.

        We may change the price of the securities offered from time to time.

        The selling unitholder may act independently of us in making decisions with respect to the timing, manner and size of each of its sales. The selling unitholder may make sales of the common units on the NYSE or otherwise at prices and under terms prevailing at the time of the sale, or at prices related to the then-current market price, at fixed prices, or in privately negotiated transactions.

        Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

        We, or agents designated by us, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name any agents involved in the offer or sale of the securities and describe any commissions payable by us to these agents in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

        If we or the selling unitholder utilizes any underwriters in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, the selling unitholder, will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We or the selling unitholder may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act. The underwriters or their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

        If we or the selling unitholder utilizes a dealer in the sale of the securities in respect of which this prospectus is delivered, we or the selling unitholder, as applicable, will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. We or the selling unitholder may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers or their affiliates may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.

        We or the selling unitholder may offer the common units covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

        A prospectus and accompanying prospectus supplement in electronic form may be made available on the web sites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

        The aggregate maximum compensation the underwriters will receive in connection with the sale of any securities under this prospectus and the registration statement of which it forms a part will not exceed 10% of the gross proceeds from the sale.

        Because the Financial Industry Regulatory Authority views our common units as interests in a direct participation program, any offering of common units under the registration statement of which this prospectus forms a part will be made in compliance with Rule 2310 of the FINRA Conduct Rules.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

        In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

 SELLING UNITHOLDER

        This prospectus covers the offering for resale from time to time, in one or more offerings, of up to 16,304,745 common units owned by the selling unitholder. These common units were obtained by the selling unitholder, in connection with our initial public offering pursuant to an effective registration statement on Form S-1 (SEC File No. 333-165007), on May 17, 2010 and June 11, 2010. As of October 3, 2011, the selling unitholder also owns 33,804,745 of our subordinated units, which the selling unitholder obtained in connection with our initial public offering. The subordinated units may be converted into common units on a one-for-one basis upon termination of the subordination period under certain circumstances, as set forth in our operating agreement. In addition to holding common units and subordinated units in us, the selling unitholder also owns all of our incentive distribution rights and all of the ownership interests in our manager.

        As described above, the selling unitholder received all of our incentive distribution rights, the ownership interests in our manager, 16,304,745 common units and 33,804,745 subordinated units in connection with our initial public offering pursuant to a contribution, assignment and assumption agreement dated May 7, 2010. The incentive distribution rights, ownership interests in our manager, 13,679,745 common units and 33,804,745 subordinated units were issued to the selling unitholder in exchange for 100% of the equity interests in Niska Predecessor. As partial consideration for the contribution of 100% of the equity interest in Niska Predecessor, the selling unitholder obtained the right to receive any common units not purchased pursuant to the expiration of a 30-day option granted to the underwriters of our initial public offering to purchase up to an additional 2,625,000 common units. Upon the close of business on June 10, 2010, the 30-day option granted to the underwriters expired unexercised. Pursuant to the contribution, assignment and assumption agreement, 2,625,000 common units were issued to the selling unitholder on June 11, 2010.

        In addition, on August 24, 2011 the selling unitholder purchased 687,500 common units from us in a private placement transaction exempt from the registration requirements of the Securities Act under Section 4(2) thereof. The selling unitholder purchased the 687,500 common units from us for cash consideration of $16.00 per common unit pursuant to a common unit purchase agreement dated August 24, 2011. See "Who We Are" for additional information regarding our relationship with the selling unitholder.

        The selling unitholder is neither a broker-dealer registered under Section 15 of the Exchange Act, nor an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.

        The following table sets forth information relating to the selling unitholder as of October 3, 2011 based on information supplied to us by the selling unitholder on or prior to that date. We have not sought to verify such information. Information concerning the selling unitholder may change over time, including by addition of additional selling unitholders, and if necessary, we will supplement this prospectus accordingly. The selling unitholder may hold or acquire at any time common units in addition to those offered by this prospectus and may have acquired additional common units since the date on which the information reflected herein was provided to us. In addition, the selling unitholder may have sold, transferred or otherwise disposed of some or all of their common units since the date on which the information reflected herein was provided to us and may in the future sell, transfer or otherwise dispose of some or all of their common units in private placement transactions exempt from or not subject to the registration requirements of the Securities Act.

			Common Units Owned After Offering
Selling Unitholder	Common Units Owned Prior to Offering(1)	Common Units Being Offered(1)	Number of Units(2)	Percentage(3)
Niska Sponsor Holdings Coöperatief U.A.(4)	16,992,245	16,304,745	687,500	1.99%

(1)
Does not include 33,804,745 subordinated units, which are convertible into common units.

(2)
Assumes the sale of all common units held by such selling unitholder offered by this prospectus.

(3)
Based on 34,492,245 common units outstanding as of October 3, 2011.

(4)
The equity interests in Holdco are indirectly owned by our executive officers, certain of our employees and investment limited partnerships affiliated with the Carlyle/Riverstone Global Energy and Power Fund II, L.P. and Carlyle/Riverstone Global Energy and Power Fund III, L.P. Any determination regarding the disposition of common units by Holdco pursuant to this prospectus will be made by the management board of Holdco. As of October 3, 2011, the management board of Holdco consists of four managing directors: Andrew Ward, Jason Dubchak, Tjalling Huisman and Nicole Wolthuis-Geeraedts. The address of Holdco is 1097 JB Amsterdam, the Netherlands, Prins Bernhardplein 200.

        Each time the selling unitholder sells any common units offered by this prospectus, the selling unitholder is required to provide you with this prospectus and the related prospectus supplement containing specific information about the selling unitholder and the terms of the common units being offered in the manner required by the Securities Act. The prospectus supplement will set forth the following information with respect to the selling unitholder:

  •
  the name of the selling unitholder;

  •
  the nature of any position, office or other material relationship that the selling unitholder has had within the last three years with us or any of our affiliates;

  •
  the number of common units owned by the selling unitholder prior to the offering;

  •
  the amount of common units to be offered for the selling unitholder's account; and

  •
  the amount and (if one percent or more) the percentage of common units to be owned by the selling unitholder after the completion of the offering.

        No offer or sale may occur unless the registration statement that includes this prospectus has been declared effective by the SEC and remains effective at the time the selling unitholder offers or sells common units. We are required, under certain circumstances, to update, supplement or amend this prospectus to reflect material developments in our business, financial position and results of operations and may do so by an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.

 LEGAL MATTERS

        Certain legal matters in connection with the securities will be passed upon by Vinson & Elkins L.L.P., New York, New York, as our counsel. Certain matters of Canadian law will be passed upon by Bennet Jones LLP, Calgary, Alberta and Patterson Adams, Victoria, British Columbia, each as our counsel. Certain matters of Dutch law will be passed upon by De Brauw Blackstone Westbroek N.V., Amsterdam, the Netherlands, as our counsel. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

        The consolidated financial statements of Niska Gas Storage Partners LLC as of March 31, 2011, and for the year then ended, and management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2011 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report covering the March 31, 2011, consolidated financial statements contains an explanatory paragraph that states that the consolidated financial statements, the balance sheet, and the related statements of earnings and comprehensive income, partners' equity, and cash flows prior to May 17, 2010 have been prepared on a combined basis of accounting.

        The combined financial statements of Niska Predecessor as of March 31, 2010, and for each of the years in the two-year period ended March 31, 2010, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

 PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth all expenses payable by Niska Gas Storage Partners LLC, Niska Gas Storage US, LLC, Niska Gas Storage US Finance Corp., Niska Gas Storage Canada ULC and Niska Gas Storage Canada Finance Corp. in connection with the issuance and distribution of the securities.

Registration fee	$179,114
Printing expenses		*
Fees and expenses of legal counsel		*
Accounting fees and expenses		*
Listing Fees		*
Miscellaneous		*
Total		*

These fees are calculated based on the number of issuances and amount of securities to be offered and, accordingly, cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        Under our operating agreement, we must indemnify our manager and its and our officers and directors to the fullest extent permitted by law, against liabilities, costs and expenses incurred by our manager or these other persons. We must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We also must provide this indemnification for criminal proceedings unless our manager or these other persons acted with knowledge that their conduct was unlawful. Thus, our manager or these other persons could be indemnified for its negligent or grossly negligent acts if they meet the requirements set forth above. Any provision that includes indemnification for liabilities arising under the Securities Act is, according to the SEC, contrary to public policy and therefore unenforceable.

        Specifically, we will indemnify the following persons, in most circumstances, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

  •
  our manager;

  •
  any departing manager;

  •
  any person who is or was a director, officer, fiduciary, trustee, manager or managing member of us or any of our subsidiaries (including the Issuers), our manager or any departing manager;

  •
  any person who is or was serving as a director, officer, fiduciary, trustee, manager or managing member of another person owing a fiduciary duty to us or any of our subsidiaries at the request of our manager or any departing manager;

  •
  any person who controls our manager; or

  •
  any person designated by our board.

        Any indemnification under the provisions of our operating agreement will only be out of our assets. Unless it otherwise agrees, our manager will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification.

        Subject to any terms, conditions or restrictions set forth in a operating agreement or limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or other persons from and against all claims and demands whatsoever.

        The Limited Liability Company Agreement of Niska US provides that none of the members, managers or officers of Niska US are liable to it for any act or omission done or omitted in good faith, unless such act or omission constitutes gross negligence, willful misconduct or a breach of the Limited Liability Company Agreement of Niska US. In addition, the Limited Liability Company Agreement of Niska US requires Niska US to indemnify any of its members, managers or officers to the fullest extent permitted by law against any loss, liability, damage, judgment, demand, claim, cost or expense incurred by or asserted against such persons, including, reasonable attorney's fees and disbursements incurred in defense thereof, arising our of any act or omission unless such act or omission constitutes bad faith, gross negligence or willful misconduct on the part of such person.

        The Certificate of Incorporation of US Finco provides that a director or officer will not be liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for:

  •
  any breach of such director or officer's duty of loyalty to the it or its stockholders;

  •
  for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law;

  •
  under section 174 of the Delaware General Corporation Law, or the DGCL, for unlawful payment of dividends or improper redemption of stock; or

  •
  for any transaction from which the director or officer derived an improper personal benefit.

        In addition, the bylaws of US Finco provide that it will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL and that US Finco may maintain insurance on behalf of its officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

        Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

        Each of Niska Canada and Canada Finco is incorporated under the Alberta Business Corporations Act, or the ABCA. Under the ABCA, each of Niska Canada and Canada Finco may indemnify an individual who is or was a director or officer of such corporations, or who is or was a director or officer of another corporation, of which such corporations are or were a shareholder or creditor, at the corporations' request, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding, in which such eligible party is involved because of that association with such corporations or the other entity.

        However, indemnification is prohibited under the ABCA if: (i) such eligible party did not act honestly and in good faith with a view to such corporations' respective best interests (or the best interests of the other entity, as the case may be); and (ii) in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, such eligible party did not have reasonable grounds for believing that such person's conduct was lawful.

        Subject to the foregoing, each of Niska Canada and Canada Finco may, with the approval of the Court of Queen's Bench of Alberta, indemnify or pay the expenses of an eligible party in respect of an action brought against the eligible party by such corporations or on such corporations' behalf to which the eligible party is made a party by reason of being or having been a director or officer of such corporations (or the other entity as the case may be).

        The ABCA provides that each of Niska Canada and Canada Finco may purchase and maintain insurance for the benefit of an eligible party (or their heirs and personal or other legal representatives of the eligible party) against any liability that may be incurred by reason of the eligible party being or having been a director or officer, or in an equivalent position of such corporations or that of an associated corporation, except when the liability relates to the person's failure to act honestly and in good faith with a view to the best interests of such corporations' or an associate corporation, as applicable.

        The by-laws of each of Niska Canada and Canada Finco provide that, subject to the limitations in the ABCA and except in respect of an action by or on behalf of such corporations or body corporate to procure a judgment in its favor, each of the corporations shall indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if: (i) he acted honestly and in good faith with a view to the best interests of the Corporation, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

        The by-laws of each of Niska Canada and Canada Finco provide that such corporations shall, subject to the approval of the Court of Queen's Bench of Alberta, indemnify such officers and directors in respect of an action by or on behalf of such corporations or a body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or an officer of the such corporations or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the above conditions.

        The by-laws of each of Niska Canada and Canada Finco further provide that such officers and directors shall be entitled to indemnity from such corporations in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporations or body corporate, if the person seeking indemnity: (i) was substantially successful on the merits of his defense of the action or proceeding; and (ii) fulfills the above conditions.

Item 16.    Exhibits.

  (1)
  See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-3, which Exhibit Index is incorporated herein by reference.

  (2)
  Financial Statement Schedules

        Not Applicable.

Item 17.    Undertakings.

  (1)
  The undersigned registrant hereby undertakes:

  (a)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

    (b)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (d)
    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

    (e)
    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (2)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (4)
  The undersigned registrant hereby undertakes that:

  (a)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (b)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5)
  The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on October 4, 2011.

NISKA GAS STORAGE PARTNERS LLC
By:	/s/ SIMON DUPÉRÉ Simon Dupéré Interim President and Chief Executive Officer and Chief Operating Officer (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* SIMON DUPÉRÉ	Interim President and Chief Executive Officer and Chief Operating Officer (Principal Executive Officer)	October 4, 2011
* DAVID F. POPE	Director	October 4, 2011
* VANCE E. POWERS	Chief Financial Officer (Principal Financial and Accounting Officer)	October 4, 2011
* DEBORAH M. FRETZ	Director	October 4, 2011
* JAMES G. JACKSON	Director	October 4, 2011
* E. BARTOW JONES	Director	October 4, 2011
* STEPHEN C. MUTHER	Director	October 4, 2011
* GEORGE A. O'BRIEN	Director	October 4, 2011

Signature		Title	Date

* WILLIAM H. SHEA, JR.		Director	October 4, 2011
* ANDREW W. WARD		Director	October 4, 2011
*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on October 4, 2011.

NISKA GAS STORAGE US, LLC
By:	/s/ SIMON DUPÉRÉ Simon Dupéré Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures		Title	Date

* SIMON DUPÉRÉ		Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)	October 4, 2011
* VANCE E. POWERS		Chief Financial Officer (Principal Financial and Accounting Officer)	October 4, 2011
* E. BARTOW JONES		Director	October 4, 2011
* ANDREW W. WARD		Director	October 4, 2011
* WILLIAM H. SHEA, JR.		Director	October 4, 2011
* GEORGE A. O'BRIEN		Director	October 4, 2011
*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on October 4, 2011.

NISKA GAS STORAGE US FINANCE CORP.
By:	/s/ SIMON DUPÉRÉ Simon Dupéré Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* SIMON DUPÉRÉ		Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)	October 4, 2011
* VANCE E. POWERS		Chief Financial Officer (Principal Financial and Accounting Officer)	October 4, 2011
* ANDREW W. WARD		Director	October 4, 2011
* WILLIAM H. SHEA, JR.		Director	October 4, 2011
* GEORGE A. O'BRIEN		Director	October 4, 2011
* E. BARTOW JONES		Director	October 4, 2011
*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on October 4, 2011.

NISKA GAS STORAGE CANADA ULC
By:	/s/ SIMON DUPÉRÉ Simon Dupéré Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures		Title	Date

* SIMON DUPÉRÉ		Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)	October 4, 2011
* VANCE E. POWERS		Chief Financial Officer (Principal Financial and Accounting Officer)	October 4, 2011
* ANDREW W. WARD		Director	October 4, 2011
* WILLIAM H. SHEA, JR.		Director	October 4, 2011
* GEORGE A. O'BRIEN		Director	October 4, 2011
*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on October 4, 2011.

NISKA GAS STORAGE CANADA FINANCE CORP.
By:	/s/ SIMON DUPÉRÉ Simon Dupéré Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures		Title	Date

* SIMON DUPÉRÉ		Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)	October 4, 2011
* VANCE E. POWERS		Chief Financial Officer (Principal Financial and Accounting Officer)	October 4, 2011
* ANDREW W. WARD		Director	October 4, 2011
* GEORGE A. O'BRIEN		Director	October 4, 2011
* E. BARTOW JONES		Director	October 4, 2011
*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on October 4, 2011.

ACCESS GAS SERVICES (ONTARIO) INC.
By:	/s/ SIMON DUPÉRÉ Simon Dupéré Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures		Title	Date

* SIMON DUPÉRÉ		Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)	October 4, 2011
* VANCE E. POWERS		Chief Financial Officer (Principal Financial and Accounting Officer)	October 4, 2011
* JASON A. DUBCHAK		Vice President, General Counsel, Corporate Secretary and Director	October 4, 2011
*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on October 4, 2011.

ACCESS GAS SERVICES INC.
By:	/s/ SIMON DUPÉRÉ Simon Dupéré Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures		Title	Date

* SIMON DUPÉRÉ		Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)	October 4, 2011
* VANCE E. POWERS		Chief Financial Officer (Principal Financial and Accounting Officer)	October 4, 2011
* JASON A. DUBCHAK		Vice President, General Counsel, Corporate Secretary and Director	October 4, 2011
* TOM DIXON		Vice President and Director	October 4, 2011
*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on October 4, 2011.

AECO GAS STORAGE PARTNERSHIP BY NISKA GAS STORAGE CANADA ULC, ITS MANAGING PARTNER
By:	/s/ SIMON DUPÉRÉ Simon Dupéré Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures		Title	Date

* SIMON DUPÉRÉ		Interim President and Chief Executive Officer and Chief Operating Officer and Director of Niska Gas Storage Canada ULC, Managing Partner of AECO Gas Storage Partnership (Principal Executive Officer)	October 4, 2011
* VANCE E. POWERS		Chief Financial Officer of Niska Gas Storage Canada ULC, Managing Partner of AECO Gas Storage Partnership (Principal Financial and Accounting Officer)	October 4, 2011
* ANDREW W. WARD		Director of Niska Gas Storage Canada ULC, Managing Partner of AECO Gas Storage Partnership	October 4, 2011
* GEORGE A. O'BRIEN		Director of Niska Gas Storage Canada ULC, Managing Partner of AECO Gas Storage Partnership	October 4, 2011
* WILLIAM H. SHEA, JR.		Director of Niska Gas Storage Canada ULC, Managing Partner of AECO Gas Storage Partnership	October 4, 2011
*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on October 4, 2011.

ENERSTREAM AGENCY SERVICES INC.
By:	/s/ SIMON DUPÉRÉ Simon Dupéré Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures		Title	Date

* SIMON DUPÉRÉ		Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)	October 4, 2011
* VANCE E. POWERS		Chief Financial Officer (Principal Financial and Accounting Officer)	October 4, 2011
* JASON A. DUBCHAK		Vice President, General Counsel, Corporate Secretary and Director	October 4, 2011
*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on October 4, 2011.

NISKA GAS STORAGE CANADA, L.P. BY NISKA GP ULC, ITS GENERAL PARTNER
By:	/s/ SIMON DUPÉRÉ Simon Dupéré Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures		Title	Date

* SIMON DUPÉRÉ		Interim President and Chief Executive Officer and Chief Operating Officer and Director of Niska GP ULC, General Partner of Niska Gas Storage Canada, L.P. (Principal Executive Officer)	October 4, 2011
* VANCE E. POWERS		Chief Financial Officer of Niska GP ULC, General Partner of Niska Gas Storage Canada, L.P. (Principal Financial and Accounting Officer)	October 4, 2011
* ANDREW W. WARD		Director of Niska GP ULC, General Partner of Niska Gas Storage Canada, L.P.	October 4, 2011
* E. BARTOW JONES		Director of Niska GP ULC, General Partner of Niska Gas Storage Canada, L.P.	October 4, 2011
* GEORGE A. O'BRIEN		Director of Niska GP ULC, General Partner of Niska Gas Storage Canada, L.P.	October 4, 2011
*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on October 4, 2011.

NISKA GAS STORAGE OPERATIONS LLC BY NISKA GAS STORAGE PARTNERS LLC, ITS SOLE MEMBER
By:	/s/ SIMON DUPÉRÉ Simon Dupéré Interim President and Chief Executive Officer and Chief Operating Officer (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

* SIMON DUPÉRÉ	Interim President and Chief Executive Officer and Chief Operating Officer of Niska Gas Storage Partners LLC, Sole Member of Niska Gas Storage Operations LLC (Principal Executive Officer)	October 4, 2011
* DAVID F. POPE	Director of Niska Gas Storage Partners LLC, Sole Member of Niska Gas Storage Operations LLC	October 4, 2011
* VANCE E. POWERS	Chief Financial Officer of Niska Gas Storage Partners LLC, Sole Member of Niska Gas Storage Operations LLC (Principal Financial and Accounting Officer)	October 4, 2011
* ANDREW W. WARD	Director of Niska Gas Storage Partners LLC, Sole Member of Niska Gas Storage Operations LLC	October 4, 2011
* WILLIAM H. SHEA, JR.	Director of Niska Gas Storage Partners LLC, Sole Member of Niska Gas Storage Operations LLC	October 4, 2011

Signatures		Title	Date

* GEORGE A. O'BRIEN		Director of Niska Gas Storage Partners LLC, Sole Member of Niska Gas Storage Operations LLC	October 4, 2011
* E. BARTOW JONES		Director of Niska Gas Storage Partners LLC, Sole Member of Niska Gas Storage Operations LLC	October 4, 2011
* DEBORAH M. FRETZ		Director of Niska Gas Storage Partners LLC, Sole Member of Niska Gas Storage Operations LLC	October 4, 2011
* STEPHEN C. MUTHER		Director of Niska Gas Storage Partners LLC, Sole Member of Niska Gas Storage Operations LLC	October 4, 2011
* JAMES G. JACKSON		Director of Niska Gas Storage Partners LLC, Sole Member of Niska Gas Storage Operations LLC	October 4, 2011
*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on October 4, 2011.

NISKA GAS STORAGE, LLC
By:	/s/ SIMON DUPÉRÉ Simon Dupéré Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures		Title	Date

* SIMON DUPÉRÉ		Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)	October 4, 2011
* VANCE E. POWERS		Chief Financial Officer (Principal Financial and Accounting Officer)	October 4, 2011
* ANDREW W. WARD		Director	October 4, 2011
* WILLIAM H. SHEA, JR.		Director	October 4, 2011
* GEORGE A. O'BRIEN		Director	October 4, 2011
*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on October 4, 2011.

NISKA GAS TRANSPORT INC.
By:	/s/ SIMON DUPÉRÉ Simon Dupéré Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures		Title	Date

* SIMON DUPÉRÉ		Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)	October 4, 2011
* VANCE E. POWERS		Chief Financial Officer (Principal Financial and Accounting Officer)	October 4, 2011
* ANDREW W. WARD		Director	October 4, 2011
* WILLIAM H. SHEA, JR.		Director	October 4, 2011
* GEORGE A. O'BRIEN		Director	October 4, 2011
*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on October 4, 2011.

NISKA GP ALBERTA ULC
By:	/s/ SIMON DUPÉRÉ Simon Dupéré Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures		Title	Date

* SIMON DUPÉRÉ		Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)	October 4, 2011
* VANCE E. POWERS		Chief Financial Officer (Principal Financial and Accounting Officer)	October 4, 2011
* ANDREW W. WARD		Director	October 4, 2011
* WILLIAM H. SHEA, JR.		Director	October 4, 2011
* GEORGE A. O'BRIEN		Director	October 4, 2011
*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on October 4, 2011.

NISKA GP ULC
By:	/s/ SIMON DUPÉRÉ Simon Dupéré Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures		Title	Date

* SIMON DUPÉRÉ		Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)	October 4, 2011
* VANCE E. POWERS		Chief Financial Officer (Principal Financial and Accounting Officer)	October 4, 2011
* ANDREW W. WARD		Director	October 4, 2011
* GEORGE A. O'BRIEN		Director	October 4, 2011
* E. BARTOW JONES		Director	October 4, 2011
*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on October 4, 2011.

NISKA GS HOLDINGS I, L.P.
BY NISKA US GP LLC, ITS GENERAL PARTNER
BY NISKA GAS STORAGE PARTNERS LLC, ITS SOLE MEMBER
By:	/s/ SIMON DUPÉRÉ Simon Dupéré Interim President and Chief Executive Officer and Chief Operating Officer (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

* SIMON DUPÉRÉ	Interim President and Chief Executive Officer and Chief Operating Officer of Niska Gas Storage Partners LLC, Sole Member of Niska GP US LLC, General Partner of Niska GS Holdings I, L.P. (Principal Executive Officer)	October 4, 2011
* DAVID F. POPE	Director of Niska Gas Storage Partners LLC, Sole Member of Niska GP US LLC, General Partner of Niska GS Holdings I, L.P.	October 4, 2011
* VANCE E. POWERS	Chief Financial Officer of Niska Gas Storage Partners LLC, Sole Member of Niska GP US LLC, General Partner of Niska GS Holdings I, L.P. (Principal Financial and Accounting Officer)	October 4, 2011
* ANDREW W. WARD	Director of Niska Gas Storage Partners LLC, Sole Member of Niska GP US LLC, General Partner of Niska GS Holdings I, L.P.	October 4, 2011

Signatures		Title	Date

* DEBORAH M. FRETZ		Director of Niska Gas Storage Partners LLC, Sole Member of Niska GP US LLC, General Partner of Niska GS Holdings I, L.P.	October 4, 2011
* WILLIAM H. SHEA, JR.		Director of Niska Gas Storage Partners LLC, Sole Member of Niska GP US LLC, General Partner of Niska GS Holdings I, L.P.	October 4, 2011
* GEORGE A. O'BRIEN		Director of Niska Gas Storage Partners LLC, Sole Member of Niska GP US LLC, General Partner of Niska GS Holdings I, L.P.	October 4, 2011
* E. BARTOW JONES		Director of Niska Gas Storage Partners LLC, Sole Member of Niska GP US LLC, General Partner of Niska GS Holdings I, L.P.	October 4, 2011
* STEPHEN C. MUTHER		Director of Niska Gas Storage Partners LLC, Sole Member of Niska GP US LLC, General Partner of Niska GS Holdings I, L.P.	October 4, 2011
* JAMES G. JACKSON		Director of Niska Gas Storage Partners LLC, Sole Member of Niska GP US LLC, General Partner of Niska GS Holdings I, L.P.	October 4, 2011
*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on October 4, 2011.

NISKA GS HOLDINGS II, L.P. BY NISKA GP ULC, ITS GENERAL PARTNER
By:	/s/ SIMON DUPÉRÉ Simon Dupéré Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures		Title	Date

* SIMON DUPÉRÉ		Interim President and Chief Executive Officer and Chief Operating Officer and Director of Niska GP ULC, General Partner of Niska GS Holdings II, L.P. (Principal Executive Officer)	October 4, 2011
* VANCE E. POWERS		Chief Financial Officer of Niska GP ULC, General Partner of Niska GS Holdings II, L.P. (Principal Financial and Accounting Officer)	October 4, 2011
* ANDREW W. WARD		Director of Niska GP ULC, General Partner of Niska GS Holdings II, L.P.	October 4, 2011
* GEORGE A. O'BRIEN		Director of Niska GP ULC, General Partner of Niska GS Holdings II, L.P.	October 4, 2011
* E. BARTOW JONES		Director of Niska GP ULC, General Partner of Niska GS Holdings II, L.P.	October 4, 2011
*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on October 4, 2011.

NISKA HOLDCO ULC
By:	/s/ SIMON DUPÉRÉ Simon Dupéré Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures		Title	Date

* SIMON DUPÉRÉ		Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)	October 4, 2011
* VANCE E. POWERS		Chief Financial Officer (Principal Financial and Accounting Officer)	October 4, 2011
* ANDREW W. WARD		Director	October 4, 2011
* GEORGE A. O'BRIEN		Director	October 4, 2011
* E. BARTOW JONES		Director	October 4, 2011
*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on October 4, 2011.

NISKA PARTNERS COÖPERATIEF U.A.
By:	/s/ JASON A. DUBCHAK Jason A. Dubchak Managing Director A

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures		Title	Date

/s/ JASON A. DUBCHAK JASON A. DUBCHAK		Managing Director A (Principal Executive Officer)	October 4, 2011
* VANCE E. POWERS		Chief Financial Officer (Principal Financial and Accounting Officer)	October 4, 2011
* ANDREW W. WARD		Managing Director A	October 4, 2011
* TJALLING HUISMAN		Managing Director B	October 4, 2011
* N.J.J.M. WOLTHUIS-GEERAEDTS		Managing Director B	October 4, 2011
*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on October 4, 2011.

NISKA PARTNERS MANAGEMENT ULC
By:	/s/ SIMON DUPÉRÉ Simon Dupéré Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures		Title	Date

* SIMON DUPÉRÉ		Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)	October 4, 2011
* VANCE E. POWERS		Chief Financial Officer (Principal Financial and Accounting Officer)	October 4, 2011
* ANDREW W. WARD		Director	October 4, 2011
* GEORGE A. O'BRIEN		Director	October 4, 2011
* E. BARTOW JONES		Director	October 4, 2011
*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on October 4, 2011.

NISKA US GP LLC BY NISKA GAS STORAGE PARTNERS LLC, ITS SOLE MEMBER
By:	/s/ SIMON DUPÉRÉ Simon Dupéré Interim President and Chief Executive Officer and Chief Operating Officer (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

* SIMON DUPÉRÉ	Interim President and Chief Executive Officer and Chief Operating Officer of Niska Gas Storage Partners LLC, Sole Member of Niska US GP LLC (Principal Executive Officer)	October 4, 2011
* DAVID F. POPE	Director of Niska Gas Storage Partners LLC, Sole Member of Niska US GP LLC	October 4, 2011
* VANCE E. POWERS	Chief Financial Officer of Niska Gas Storage Partners LLC, Sole Member of Niska US GP LLC (Principal Financial and Accounting Officer)	October 4, 2011
* ANDREW W. WARD	Director of Niska Gas Storage Partners LLC, Sole Member of Niska US GP LLC	October 4, 2011
* WILLIAM H. SHEA, JR.	Director of Niska Gas Storage Partners LLC, Sole Member of Niska US GP LLC	October 4, 2011

Signatures		Title	Date

* GEORGE A. O'BRIEN		Director of Niska Gas Storage Partners LLC, Sole Member of Niska US GP LLC	October 4, 2011
* E. BARTOW JONES		Director of Niska Gas Storage Partners LLC, Sole Member of Niska US GP LLC	October 4, 2011
* DEBORAH M. FRETZ		Director of Niska Gas Storage Partners LLC, Sole Member of Niska US GP LLC	October 4, 2011
* STEPHEN C. MUTHER		Director of Niska Gas Storage Partners LLC, Sole Member of Niska US GP LLC	October 4, 2011
* JAMES G. JACKSON		Director of Niska Gas Storage Partners LLC, Sole Member of Niska US GP LLC	October 4, 2011
*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on October 4, 2011.

SALT PLAINS STORAGE, LLC
By:	/s/ SIMON DUPÉRÉ Simon Dupéré Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures		Title	Date

* SIMON DUPÉRÉ		Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)	October 4, 2011
* VANCE E. POWERS		Chief Financial Officer (Principal Financial and Accounting Officer)	October 4, 2011
* ANDREW W. WARD		Director	October 4, 2011
* GEORGE A. O'BRIEN		Director	October 4, 2011
* WILLIAM H. SHEA, JR.		Director	October 4, 2011
*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak as attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on October 4, 2011.

WILD GOOSE STORAGE, LLC
By:	/s/ SIMON DUPÉRÉ Simon Dupéré Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures		Title	Date

* SIMON DUPÉRÉ		Interim President and Chief Executive Officer and Chief Operating Officer and Director (Principal Executive Officer)	October 4, 2011
* VANCE E. POWERS		Chief Financial Officer (Principal Financial and Accounting Officer)	October 4, 2011
* ANDREW W. WARD		Director	October 4, 2011
* GEORGE A. O'BRIEN		Director	October 4, 2011
* WILLIAM H. SHEA, JR.		Director	October 4, 2011
*By:	/s/ JASON A. DUBCHAK Jason A. Dubchak as attorney in fact

 INDEX TO EXHIBITS

*1.1	Form of Underwriting Agreement
3.1
Certificate of formation of Niska Gas Storage Partners LLC (incorporated by reference to exhibit 3.1 to Amendment No. 2 to the Company's registration statement on Form S-1 (Registration No. 333-165007), filed on April 15, 2010).
3.2
First Amended and Restated Operating Agreement of Niska Gas Storage Partners LLC, dated May 17, 2010 (incorporated by reference to exhibit 3.1 of the Company's Current Report on Form 8-K filed on May 19, 2010).
3.3
Certificate of Formation of Niska Gas Storage US, LLC dated February 27, 2006 (incorporated by reference to exhibit 3.3 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.4
Certificate of Amendment to the Certificate of Formation of Niska Gas Storage US, LLC, dated April 18, 2006 (incorporated by reference to exhibit 3.4 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.5
Amended and Restated Limited Liability Company Agreement of Niska Gas Storage US, LLC, dated May 10, 2006 (incorporated by reference to exhibit 3.5 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.6
Certificate of Incorporation of Niska Gas Storage US Finance Corp., dated February 18, 2010 (incorporated by reference to exhibit 3.6 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.7
Bylaws of Niska Gas Storage US Finance Corp., dated February 18, 2010 (incorporated by reference to exhibit 3.7 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.8
Certificate of Limited Partnership of Niska Gas Storage Canada, L.P., dated April 10, 2006 (incorporated by reference to exhibit 3.8 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.9
Certificate of Amendment to the Certificate of Limited Partnership of Niska Gas Storage Canada, L.P., dated April 18, 2006 (incorporated by reference to exhibit 3.9 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.10
Certificate of Amendment to the Certificate of Limited Partnership of Niska Gas Storage Canada, L.P., dated June 21, 2010 (incorporated by reference to exhibit 3.10 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.11
Agreement of Limited Partnership of Niska Gas Storage Canada, L.P., dated May 10, 2006 (incorporated by reference to exhibit 3.11 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.12
Certificate of Formation of Niska Gas Storage Operations LLC dated March 11, 2010 (incorporated by reference to exhibit 3.12 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).

3.13	Limited Liability Company Agreement of Niska Gas Storage Operations LLC, dated March 11, 2010 (incorporated by reference to exhibit 3.13 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.14
Certificate of Formation of Niska Gas Storage LLC, dated May 4, 2006 (incorporated by reference to exhibit 3.14 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.15
Limited Liability Company Agreement of Niska Gas Storage LLC, dated May 4, 2006 (incorporated by reference to exhibit 3.15 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.16
Certificate of Incorporation of Niska Gas Transport Inc., dated August 28, 2009 (incorporated by reference to exhibit 3.16 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.17
Bylaws of Niska Gas Transport Inc., dated August 28, 2009 (incorporated by reference to exhibit 3.17 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.18
Certificate of Limited Partnership of Niska GS Holdings I, L.P., dated March 16, 2006 (incorporated by reference to exhibit 3.18 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.19
Certificate of Amendment to Certificate of Limited Partnership of Niska GS Holdings I, L.P. dated April 10, 2006 (incorporated by reference to exhibit 3.19 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.20
Certificate of Amendment to Certificate of Limited Partnership of Niska GS Holdings I, L.P. dated April 17, 2006 (incorporated by reference to exhibit 3.20 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.21
Certificate of Amendment to Certificate of Limited Partnership of Niska GS Holdings I, L.P. dated June 21, 2010 (incorporated by reference to exhibit 3.21 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.22
Amended and Restated Agreement of Limited Partnership of Niska GS Holdings I, L.P., dated March 5, 2010 (incorporated by reference to exhibit 3.22 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.23
Certificate of Limited Partnership of Niska GS Holdings, II L.P., dated January 23, 2006 (incorporated by reference to exhibit 3.23 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.24
Certificate of Amendment to Certificate of Limited Partnership of Niska GS Holdings II, L.P. dated April 10, 2006 (incorporated by reference to exhibit 3.24 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).

3.25	Certificate of Amendment to Certificate of Limited Partnership of Niska GS Holdings II, L.P. dated April 17, 2006 (incorporated by reference to exhibit 3.25 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.26
Certificate of Amendment to Certificate of Limited Partnership of Niska GS Holdings II, L.P. dated June 21, 2010 (incorporated by reference to exhibit 3.26 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.27
Amended and Restated Agreement of Limited Partnership of Niska GS Holdings II, L.P., dated March 5, 2010 (incorporated by reference to exhibit 3.27 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.28
Certificate of Formation of Niska US GP dated March 2, 2010 (incorporated by reference to exhibit 3.28 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.29
Limited Liability Company Agreement of Niska US GP LLC, dated March 2, 2010 (incorporated by reference to exhibit 3.29 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.30
Certificate of Formation of Salt Plains Storage, LLC dated May 4, 2006 (incorporated by reference to exhibit 3.30 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.31
Limited Liability Company Agreement of Salt Plains Storage, LLC, dated May 4, 2006 (incorporated by reference to exhibit 3.31 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.32
Certificate of Formation of Wild Goose Storage, LLC dated November 10, 2006 (incorporated by reference to exhibit 3.32 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.33
Limited Liability Company Agreement of Wild Goose Storage, LLC, dated November 9, 2006 (incorporated by reference to exhibit 3.33 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.34
Deed of Incorporation of Niska Partners Coöperatief U.A. dated April 21, 2010 (incorporated by reference to exhibit 3.34 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.35	Intentionally Omitted.
3.36	Intentionally Omitted.
3.37
Certificate of Incorporation of Access Gas Services (Ontario) Inc., dated August 19, 2008 (incorporated by reference to exhibit 3.37 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.38
Bylaws of Access Gas Services (Ontario) Inc. (incorporated by reference to exhibit 3.38 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.39
Certificate of Incorporation of Access Gas Services Inc., dated October 6, 2006 (incorporated by reference to exhibit 3.39 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).

3.40	Certificate of Change of Name of Access Gas Services Inc., dated October 6, 2006 (incorporated by reference to exhibit 3.40 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.41
Articles of Association of Access Gas Services Inc., dated October 5, 2006 (incorporated by reference to exhibit 3.41 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.42
Declaration of Partnership of AECO Gas Storage Partnership, dated October 14, 2005 (incorporated by reference to exhibit 3.42 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.43
Amendment to the Declaration of Partnership of AECO Gas Storage Partnership, dated July 13, 2006 (incorporated by reference to exhibit 3.43 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.44
AECO Gas Storage Partnership Agreement, dated October 14, 2005 (incorporated by reference to exhibit 3.44 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.45
Certificate of Incorporation of Enerstream Agency Services, Inc. dated August 19, 2008 (incorporated by reference to exhibit 3.45 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.46
Bylaws of Enerstream Agency Services Inc. (incorporated by reference to exhibit 3.46 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.47
Certificate of Incorporation of Niska Gas Storage Canada Finance Corp. dated February 19, 2010 (incorporated by reference to exhibit 3.47 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.48
Bylaws of Niska Gas Storage Canada Finance Corp. (incorporated by reference to exhibit 3.48 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.49
Certificate of Incorporation of Niska Gas Storage Canada ULC, dated March 2, 2006 (incorporated by reference to exhibit 3.49 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.50
Certificate of Amendment of Niska Gas Storage Canada ULC, dated April 20, 2006 (incorporated by reference to exhibit 3.50 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.51
Certificate of Amalgamation of Niska Gas Storage Canada ULC, dated July 13, 2006 (incorporated by reference to exhibit 3.51 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.52
Certificate of Amalgamation of Niska Gas Storage Canada ULC, dated July 13, 2006 (incorporated by reference to exhibit 3.52 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.53
Bylaws of Niska Gas Storage Canada ULC (incorporated by reference to exhibit 3.53 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).

3.54	Certificate of Incorporation of Niska GP Alberta ULC, dated May 9, 2006 (incorporated by reference to exhibit 3.54 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.55
Bylaws of Niska GP Alberta ULC (incorporated by reference to exhibit 3.55 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.56
Certificate of Incorporation of Niska GP ULC, dated April 28, 2010 (incorporated by reference to exhibit 3.56 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.57	Bylaws of Niska GP ULC (incorporated by reference to exhibit 3.57 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.58
Certificate of Incorporation of Niska Holdco ULC, dated April 26, 2010 (incorporated by reference to exhibit 3.58 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.59	Bylaws of Niska Holdco ULC (incorporated by reference to exhibit 3.59 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.60
Certificate of Incorporation of Niska Partners Management ULC, dated April 23, 2010 (incorporated by reference to exhibit 3.60 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.61
Certificate of Amendment and Registration of Restated Articles of Niska Partners Management ULC, dated April 23, 2010 (incorporated by reference to exhibit 3.61 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
3.62
Bylaws of Niska Partners Management ULC (incorporated by reference to exhibit 3.62 to Amendment No. 1 to the Company's registration statement on Form S-4 (Registration No. 333-170911), filed on January 12, 2011).
**4.1	Form of Senior Indenture.
**4.2	Form of Subordinated Indenture.
**4.3	Form of Senior Debt Securities.
**4.4	Form of Subordinated Debt Securities.
**4.5	Form of Unit Agreement.
**4.6	Form of Unit Certificate.
5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
5.2	Opinion of Bennett Jones LLP.
5.3	Opinion of Patterson Adams.
**5.4	Opinion of De Brauw Blackstone Westbroek N.V.
**8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.
8.2	Opinion of Bennett Jones LLP relating to tax matters.

**12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of KPMG LLP.
23.2	Consent of KPMG LLP.
23.3	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).
23.4	Consent of Bennet Jones LLP (included in Exhibits 5.2 and 8.2).
23.5	Consent of Patterson Adams (included in Exhibit 5.3).
**23.6	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.4).
**24.1	Powers of Attorney (contained on signature page).
**24.2	Power of Attorney of Simon Dupéré.
*†25.1	Statement of Eligibility and Qualification of the Trustee under the Senior Indenture under the Trust Indenture Act of 1939, as amended, on Form T-1.
*†25.2	Statement of Eligibility and Qualification of the Trustee under the Subordinated Indenture under the Trust Indenture Act of 1939, as amended, on Form T-1.

*
To be filed, if necessary, by amendment or as an exhibit to a current report on Form 8-K of the registrant.

**
Previously filed.

†
To be filed under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended.